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                         AGREEMENT FOR STATUTORY MERGERS

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                              HP ACQUISITION CORP.,

                          A WHOLLY OWNED SUBSIDIARY OF

                          PROMEDCO MANAGEMENT COMPANY,

                                      WITH

                            PBMA HEALTH SYSTEMS, INC.

                                       AND

                               HEALTH PLANS, INC.


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                                  July 25, 1997

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











                                DRAMATIS PERSONAE


                 Player                              Office Address                          Home Address
                                 ProMedCo, Inc.
H. Wayne Posey                             ProMedCo, Inc.
President                                  801 Cherry St.
                                           Suite 1450                           (Edwards) 214-294-0119
Dale Edwards                               Fort Worth, TX 76102
Senior Vice President                      817-335-5035
E-mail: edwardsdk@aol.com                  Fax 817-335-8321
Pager: 1-800-759-7243
Pin #5733551
                                                                                (Johnson) 817-923-2465
Deborah Johnson
Senior Vice President
                                ProMedCo Counsel
John E. Gillmor                            Boult, Cummings,                     (Gillmor) 1700 Graybar
615-252-2305                               Conners & Berry                      Lane
Fax 615-252-6305                           414 Union Street, Suite              Nashville, TN 37215
E-mail: jgillmor@bccb.com                  1600                                 615-297-3149
                                           Nashville, TN 37219                  Car 615-419-4119
Kevin Campbell                             615-244-2582                         Portable 615-330-3668
615-252-2325                               Fax 615-252-2380
E-mail:kcampbel@bccb.com
                               Health Plans, Inc.

Robert Sontheimer                          Health Plans, Inc.                   56 Beatrice Circle
207-781-6613                               Foreside Place                       Belmont, MA 02178
                                           202 US Route 1                       617-484-4828
                                           Falmouth, ME 04105                   Fax 617-484-8766
                                           (PO Box 9746
                                           Portland, ME 04104-
                                           5040)
                                           1-800-439-9895
                                           Fax 207-828-2409

                              Health Plans Counsel
Michele M.  Garvin                         Ropes & Gray                         (Garvin) 617-825-0906
617-951-7495                               One International Place
Email: mgarvin@ropesgray.com               Boston, MA 02110-2624
                                           617-951-7000
Michael Sexton                             Fax 617-951-7050
617-951-7807
Email: msexton@ropesgray.com


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

                                Table of Contents


ARTICLE 1 DEFINITIONS...................................................1
         Affiliate......................................................1
         Balance of the HP Consideration................................1
         Balance of the HSI Consideration...............................1
         COBRA    ......................................................1
         Closing  ......................................................1
         Closing Date...................................................1
         Code     ......................................................1
         Consideration..................................................1
         Definitive Closing Statements..................................1
         Exhibit Volume.................................................1
         Final Closing Statement........................................2
         GAAP     ......................................................2
         HP       ......................................................2
         HP Consideration...............................................2
         HP Financial Statements........................................2
         HSI      ......................................................2
         HSI Consideration..............................................2
         HSI Merger.....................................................2
         Initial Portion of the HP Consideration........................2
         Initial Portion of the HSI Consideration.......................2
         Inventory......................................................2
         IRS      ......................................................3
         Market Value...................................................3
         MergerSub......................................................3
         Pension Plan...................................................3
         Person   ......................................................3
         ProMedCo ......................................................3
         ProMedCo Stock.................................................3
         Shareholder Representative.....................................3
         Shareholders...................................................3
         Tax Gross Up...................................................4
         Tax Value......................................................4

ARTICLE  2. MERGERS AND OTHER TRANSACTIONS..............................4
         2.1  Merger of HSI into MergerSub..............................4
         2.2  Merger of HP into MergerSub...............................7

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

         2.3  Cash Mergers...............................................9
         2.4  Closing and Effective Date of Merger.......................9
         2.5  Further Assurances........................................10
         2.6  Dissenting Stockholders of HSI and/or HP..................10
         2.7  Nature of Transaction; Further Assurances.................10
         2.8  Legend....................................................10
         2.9 Additional Transactions at the Closing.....................11
         2.10  Consideration Adjustments................................11

ARTICLE  3 REPRESENTATIONS AND WARRANTIES OF THE CONSTITUENT
         CORPORATIONS...................................................12
         3.1  Organization, Corporate Power and Qualification...........12
         3.2  Capitalization of the Constituent Corporations............13
         3.3  Subsidiaries, Affiliates, Affiliated
              Companies and Joint Venture. .............................15
         3.4  Financial Statements......................................15
         3.5  Absence of Undisclosed Liabilities........................16
         3.6  Letters of Credit.........................................16
         3.7  Absence of Certain Recent Changes.........................16
         3.8  Title to Assets...........................................18
         3.9  Contracts.................................................18
         3.10  Defaults.................................................20
         3.11  Inventory................................................20
         3.12  Equipment................................................21
         3.13  Investments..............................................21
         3.14  Receivables..............................................21
         3.15  Powers of Attorney.......................................22
         3.16  Guarantees...............................................22
         3.17  Permits and Licenses.....................................22
         3.18  Bank Accounts............................................22
         3.19  Intangible Property Rights...............................22
         3.20  Assets Necessary to Business.............................23
         3.21  Litigation, etc..........................................23
         3.22  Court Orders, Decrees and Laws...........................23
         3.23  Taxes....................................................23
         3.24  Immigration Act..........................................25
         3.25  ERISA....................................................25
         3.26  Pension, etc. ...........................................26
         3.27  Employee Matters.........................................26
         3.28  Insurance and Bonds......................................27
         3.29  Labor Matters............................................27

         3.30  Improper Payments.......................................27
         3.31  Books of Account; Reports...............................28
         3.32  No Finders or Brokers...................................28
         3.33  Insider Transactions....................................28
         3.34  Authority; Binding Effect...............................28
         3.35  Consents and Approvals of Governmental Authorities......28
         3.36  Disclosure..............................................29

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PROMEDCO AND
         MERGERSUB
          .............................................................29
         4.1  Organization and Standing of ProMedCo and MergerSub......29
         4.2 Prospectus; Financial Statements..........................29
         4.3  Absence of Certain Changes...............................30
         4.4  Authority; Binding Effect................................30
         4.5  No Finders or Brokers....................................31
         4.6  Defaults.................................................31
         4.7  Pending Litigation.......................................31
         4.8  Court Orders, Decrees and Laws...........................31
         4.9  Consents and Approvals of Governmental Authorities.......31
         4.10  Interim Operations of Merger Sub. ......................32
         4.11  Disclosure..............................................32

ARTICLE  5 COVENANTS OF PROMEDCO ......................................32
         5.1  The Subsidiary...........................................32
         5.2  Best Efforts to Secure Consents..........................32
         5.3  Information..............................................32
         5.4  Corporate Action.........................................33
         5.5  Handling of Documents....................................33
         5.6  Non-Disclosure...........................................33
         5.7 Tax Representation Letter.................................33

ARTICLE  6 COVENANTS OF THE CONSTITUENT CORPORATIONS...................33
         6.1  Access and Information...................................33
         6.2  Conduct of Business......................................34
         6.3  Compliance with Agreement................................34
         6.4  Best Efforts to Secure Consents..........................35
         6.5  Unusual Events...........................................35
         6.6  Interim Financial Statements.............................35
         6.7  Stockholders' Meeting....................................35

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

         6.8  Departmental Violations..................................35
         6.9  Insurance Ratings........................................36
         6.10  Maintain Insurance Coverage.............................36
         6.11  Exclusive Dealings......................................36
         6.12  Non-Disclosure..........................................36
         6.13  HP Stock Options........................................36
         6.14 Tax Representation Letter................................36
         6.15 Modification of ERISA Plans..............................36

ARTICLE  7 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE CONSTITU
         ENT CORPORATIONS .............................................37
         7.1  Representations and Warranties True......................37
         7.2  Opinion of Counsel.......................................37
         7.3  Authority................................................37
         7.4  No Obstructive Proceeding................................37
         7.5  Delivery of Certain Documents............................38
         7.6  Approval by Stockholders of the Constituent Corporations.38
         7.7  Articles of Merger. .....................................38
         7.8  Maine Bureau of Insurance................................38

ARTICLE  8 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PROMEDCO
         AND MERGERSUB.................................................38
         8.1  Representations and Warranties True......................38
         8.2  No Obstructive Proceeding................................39
         8.3  Opinion of Counsel to the Constituent Corporations.......39
         8.4  Consents and Approvals...................................39
         8.5  No Adverse Change........................................39
         8.6  Stockholder Agreements...................................40
         8.7 Shareholder Representations...............................40
         8.8  Approval by Stockholders of the Constituent Corporations.40
         8.9  Maine Bureau of Insurance................................40
         8.10  Delivery of Certain Documents...........................40
         8.11  Employment Agreements...................................40
         8.12  Articles of Merger......................................40

ARTICLE  9  TERMINATION................................................40
         9.1  Optional Termination.....................................40
         9.2  Notice of Abandonment. ..................................41
         9.3  Mandatory Termination....................................41
         9.4  Termination..............................................41

         9.5  Shareholder Representative...............................42

ARTICLE 10 MISCELLANEOUS...............................................43
         10.1  Expenses................................................43
         10.2 HSR .....................................................43
         10.3  Cooperation by ProMedCo.................................43
         10.4  Cooperation by Constituent Corporations.................43
         10.5  Notices. ...............................................43
         10.6  Entire Agreement........................................44
         10.7  Governing Law...........................................44
         10.8 WAIVER OF TRIAL BY JURY..................................44
         10.9 Legal Fees and Costs.....................................45
         10.10  Section Headings.......................................45
         10.11  Waiver.................................................45
         10.12  Nature and Survival of Representations.................45
         10.13  Exhibits...............................................45
         10.14  Assignment.............................................46
         10.15  Binding on Successors and Assigns......................46
         10.16  Parties in Interest....................................46
         10.17  Amendments.............................................46
         10.18  Drafting Party.........................................46
         10.19  Counterparts...........................................46
         10.20  Press Releases.........................................46

APPENDIX 2.1 ARTICLES OF MERGER AND PLAN OF MERGER FOR THE HSI
MERGER

APPENDIX 2.2 ARTICLES OF MERGER AND PLAN OF MERGER FOR THE HP MERGER

APPENDIX 4.1 BYLAWS OF MERGERSUB

APPENDIX 5.7  PROMEDCO TAX REPRESENTATION LETTER

APPENDIX 6.14  CONSTITUENT CORPORATION TAX REPRESENTATION LETTER

APPENDIX 7.2 OPINION OF COUNSEL TO PROMEDCO

APPENDIX 8.3 OPINION OF COUNSEL TO HP

APPENDIX 8.6 FORM OF STOCKHOLDER AND INDEMNIFICATION AGREEMENT

APPENDIX 8.7 SHAREHOLDER CONTINUITY OF INTEREST CERTIFICATE

APPENDIX 8.11A-C FORMS OF EMPLOYMENT AGREEMENT

                         AGREEMENT FOR STATUTORY MERGERS

         Agreement for Statutory Mergers ("Agreement"), dated as of July 25, 1997, among ProMedCo Management Company, a Delaware corporation ("ProMedCo"), HP Acquisition Corp., a Maine corporation and a wholly-owned subsidiary of ProMedCo ( "MergerSub"), PBMA Health Systems, Inc., a Maine corporation ("HSI") and Health Plans, Inc., a Maine corporation ("HP"; HSI and HP are collectively referred to herein as the "Constituent Corpora tions").

     The parties hereby agree as follows:

ARTICLE 1 DEFINITIONS

         For the purposes of this Agreement, the following definitions shall apply:

"Affiliate" means with respect to any Party, any entity which controls, is controlled by, or is under common control with such party all as more fully set forth in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

"Balance of the HP Consideration" is defined in ss. 2.1.7.

"Balance of the HSI Consideration" is defined in ss. 2.2.7.

"COBRA" means Title X of the Consolidated Omnibus Budget Reconciliation Act of
         1985, 26 U.S.C. ss. 162 et seq.

"Closing" and "Closing Date" are defined in ss. 2.4.

"Code" means the Internal Revenue Code of 1986, as amended.

"Consideration" means $7,500,000 adjusted pursuant to ss. 2.10.

"Constituent Corporations" means HP and HSI..

"CPA Firm" is defined in ss. 2.10(a).

"Definitive Closing Statements" is defined in ss. 2.10.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Exhibit Volume" means the volume of Exhibits referred to in this Agreement prepared and delivered by HP.

"Final Closing Statement" is defined in ss. 2.10.

"GAAP" means generally accepted accounting principles.

"HP" means Health Plans, Inc., a Maine corporation.

"HP Consideration" means shares of ProMedCo Stock at valued at Market Value having an aggregate value equal to the Consideration less the HSI Consideration; provided how ever, if ProMedCo exercises its option to effect cash mergers pursuant to ss. 2.3, "HP Consideration" shall mean cash in an amount equal to the HP Consideration increased by an amount necessary on a grossed up basis to compensate the HP Shareholders for the difference between the Federal capital gains tax rate in effect on the Effective Date and the highest marginal individual Federal Income Tax rate on the same date and such for any increased state or other tax liability resulting from ProMedCo's exercising its option to effectuate cash mergers under ss. 2.3 (the "Tax Gross Up").

"HP Financial Statements" is defined in ss. 3.4.

"HSI" means PBMA Health Systems, Inc., a Maine corporation.

"HSI Consideration" means the amount obtained by multiplying the Consideration by a fraction, the (x) numerator of which is the number of shares of HP Common Stock held by HSI immediately prior to the Closing and (y) the denominator of which is the number of shares of HP Common Stock outstanding immediately prior to the Closing. The HSI Consideration shall consist of (A) shares of ProMedCo Stock having an aggregate value (based on a per share value equal to the Tax Value) equal to 50% of the total HSI Consideration (increased to the extent, if any, necessary to reflect payments to dissent ers), as set forth in ss. 2.1.7 hereof, and (B) cash (including cash paid in lieu of fractional shares) equal to the total HSI Consideration less the aggregate value of such shares of ProMedCo Stock (based on a per share value equal to the greater of the Tax Value or the Market Value); provided however, if ProMedCo exercises its option to effect cash mergers pursuant to ss. 2.3, "HSI Consideration" shall consist solely of cash.

"HSI Merger" is defined in ss.  2.1.

"Initial Portion of the HP Consideration" is defined in ss. 2.2.7.

"Initial Portion of the HSI Consideration" is defined in ss. 2.1.7.

"Inventory" means the inventory of HP.

"IRS" means the Internal Revenue Service.

"Market Value" means $8.80 per share if the average closing price of ProMedCo Stock for the five trading days ending two trading days prior to the Closing is greater than $8.36 and less than $10.56; if such average closing price is $8.36 or less, "Market Value" shall mean such average closing price plus $.44; and if such average price is $10.56 or greater, "Market Value" shall mean such average closing price less $1.76.

"MergerSub" means HP Acquisition Corp., a Maine corporation and a wholly-owned subsidiary of ProMedCo.

"Pension Plan" and "Pension Plans" means any "employee pension benefit plan" listed in Exhibit 3.25.

"Person" means  any  individual,   corporation,   partnership,   joint  venture,
         association, joint stock company, trust or unincorporated organization.

"ProMedCo" means ProMedCo Management Company, a Delaware corporation.

"ProMedCo Stock" means common stock, par value $.01 per share of ProMedCo.

"Shareholder Representative" is defined in ss. 9.5.

"Shareholders" mean the following Persons (including Transferees) who are shareholders of HSI or HP immediately prior to the Closing; "Current HSI Shareholders" is defined in ss. 2.1.8 and means the following persons:


         HSI Shareholder                                 Number of HSI Shares
         ---------------                                 --------------------
         Paul Barresi, M.D.                                      128
         David L. Hall, M.D.                                     128
         Gordon Paine, M.D.                                      128
         John Wickenden, M.D.                                    128
         Charles Gluck, M.D.                                     128
         Johan Brouwer, M.D.                                     609
         Donald J. Weaver, M.D.                                  128
         Corwin Olds, M.D.                                       128
         Peter Shrier, M.D.                                      128
         Onni Kangas, M.D.                                       128
         Dr. Gregory O'Keefe                                      15

         and "HP Shareholders" means those persons who were shareholders of HP as follows:

                                                     Number of HP Shares to be
         HP Shareholder                                   Held at Closing+
         --------------                                   ---------------
         Robert Sontheimer                                     74,512
         Michael Florance                                       4,000
         Valeri Saffer                                          7,500
         Carol Brewer                                           7,500
         Judy Arbuckle                                          1,000
         Jeffery Kirby                                          1,000
         Beth Williams                                            600
         Matt McGovern                                            600
         Helen Leddy                                              500
         Matt Flynn                                               500
------------
+ Assumes exercise of options to purchase HP Stock prior to the Closing.

"Tax Gross Up" is defined in the definition of HP Consideration.

"Tax Value" means the lesser of (x) Market Value or (y) the average closing price of ProMedCo Stock for the five trading days ending two trading days prior to the Closing less a discount determined by Piper Jaffray & Company, ProMedCo's investment bankers, necessary to reflect, as of the Closing Date, the economic value of unregistered ProMedCo Stock subject to the restrictions contemplated by this Agreement, including the holding period required by Rule 144 of the Securities and Exchange Commission and the tax representations to be signed by the Shareholders pursuant to ss. 8.7 hereof.

ARTICLE  2. MERGERS AND OTHER TRANSACTIONS

         2.1 Merger of HSI into MergerSub. HSI shall be merged with and into MergerSub (the "HSI Merger") on the Effective Date (as defined in ss. 2.4 hereof) in accordance with the applicable laws of the State of Maine as provided in the Articles and Plan of Merger attached hereto as Appendix 2.1, certain provisions of which are as follows:

                  2.1.1 Surviving Corporation. MergerSub shall be the surviving corporation (the "Surviving Corporation") from and after the Effective Date, and the name of the Surviving Corporation shall be "HP Acquisition Corp." On the Effective Date, the sepa rate existence of HSI shall cease, and the Surviving Corporation shall without other transfer succeed to all the rights and property, subject to all debts and liabilities, of HSI and MergerSub in the same manner as if the Surviving Corporation itself had incurred them.

                  2.1.2 Articles of Incorporation. From and after the Effective Date, the Articles of Incorporation of the Surviving Corporation shall be amended to be the same as the Articles of Incorporation of the MergerSub.

                  2.1.3 By-Laws. From and after the Effective Date, the by-laws of the MergerSub as they exist on the date hereof shall be the by-laws of the Surviving Corporation.

                  2.1.4 Directors and Officers. The directors and officers of MergerSub immedi ately prior to the Effective Date shall be the officers and directors, respectively, of the Surviving Corporation, to serve, in both cases, until their successors shall have been elected and shall qualify or until otherwise provided by law and the Articles of Incorpo ration and by-laws of the Surviving Corporation.

                  2.1.5 Exchange of Shares for Cash and/or Securities. The manner and basis of exchanging and converting the shares of common stock of the MergerSub and HSI on the Effective Date shall be as follows:

                  (a) Common Stock of MergerSub. By virtue of the Merger and without any action of the holder thereof each share of common stock of MergerSub outstanding on the Effective Date shall remain outstanding and unchanged as a share of the common stock of the Surviving Corporation.

                  (b) Common Stock of HSI. By virtue of the merger and without any action of the holders thereof each share of (i) the no par value Class A Voting Common Stock of HSI and (ii) the no par Class B Non-Voting Common Stock of HSI (collectively the "HSI Common Stock") outstanding at the Effective Date shall be reclassified into the right to receive the portion of the HSI Consideration determined in accordance with the formula set forth in ss.2.1.7 hereof and distributable in accordance with the time schedule set forth in such section, except that any share of HSI Common Stock then owned by HSI or MergerSub shall be canceled.

                  2.1.6 Rights of HSI's Stockholders Pending and Upon Surrender of Certifi cates. From and after the Effective Date, except as provided in the Maine Business Corporation Act with respect to rights of dissenting stockholders, each holder of a certificate representing shares of HSI Common Stock shall be entitled, upon surrender thereof to the Surviving Corporation, to receive in exchange therefor the portion of the Consideration to which such holder would otherwise be entitled on the basis provided for in ss.2.1.5(b) of this Agreement.

                  2.1.7 HSI Exchange Formula. As a result of the Closing, each share of HSI Common Stock shall be exchanged for the right to receive the portion of the HSI Consideration obtained by dividing (x) HSI Consideration, as adjusted pursuant to ss. 2.10, by (y) the number of shares of HSI Common Stock issued and outstanding immediately prior to the Effective Date other than those owned by HSI or MergerSub. Immediately after the Closing, 80% of the HSI Consideration which would be distributable if no adjustments were made pursuant to ss. 2.10 (the "Initial Portion of the HSI Consideration") shall be distributed to the former HSI shareholders, and 120 days after the Effective Date, or on such later time as is reasonable under the circumstances for ProMedCo to have computed the adjustments, if any, under ss. 2.10 the balance of the HSI Consideration due hereunder (the "Balance of the HSI Consideration"). The Initial Portion of the HSI Consideration shall include a number of shares of ProMedCo Stock that is sufficient (regardless of the ultimate amount of the Balance of the HSI Consideration) to satisfy the requirement set forth in the definition of HSI Consideration that at least 50 % of HSI Consideration be paid in ProMedCo Stock. The Surviving Corporation shall not deliver any fraction of a share of ProMedCo Stock but will deliver a whole number of shares of ProMedCo Stock rounded up to the next whole number with the value of the fractional share being reflected in the amount of cash distributed. Notwithstanding the foregoing, if ProMedCo exercises its option to effect a cash merger pursuant to ss. 2.3, the HSI Consideration shall consist of cash only.

                  2.1.8 Transfers of HSI Stock. HSI agrees that, on and after the date of this Agreement, it shall not issue any additional shares of HSI Common Stock or authorize or permit any person who holds HSI Common Stock on the date of this Agreement (a "Current HSI Shareholder") to sell, transfer, pledge or dispose of in any manner any shares of HSI Common Stock; provided, however, that a Current HSI Stockholder may be permitted by HSI to transfer shares of HSI Common Stock to another person (the "Transferee") if:

                        (i) the Transferee executes a joinder to this Agreement and agrees in writing to execute and be bound by the Stock and
                                    Indemnification     Agreement     and    all
                                    certificates  and other documents  furnished
                                    or   required   to  be   furnished   by  HSI
                                    Stockholders    pursuant   to   the   Merger
                                    Agreement  or the Stock and  Indemnification
                                    Agreement;

                       (ii) such executed documents and agreements are delivered to counsel to HP and ProMedCo prior to any transfer of the HSI Common Stock and are satisfactory in form to such counsel; and

                      (iii) the Shareholder Representatives shall revise and determine in their sole discretion the allocation of cash and ProMedCo Stock among the HSI Stockholders who have elected to receive a portion of HSI

                                    Consideration  as cash  in lieu of  ProMedCo
                                    Stock   so   that   (a)  the   Current   HSI
                                    Stockholders  who are not  transferring  HSI
                                    Common Stock are not adversely affected by any such transfer and (b) the ability of the transactions contemplated by this Agreement to qualify as tax-free reorganizations is not adversely affected by such transfers.

         By executing the joinder to this Agreement, each Current HSI Stockholder agrees to be bound by the terms of this ss. 2.1.8 and agrees that he will not sell, transfer, pledge or dispose of in any manner any shares of HSI Common Stock except as permitted in compliance with the terms of this ss. 2.1.8.

         2.2 Merger of HP into MergerSub. Immediately after consummation of the HSI Merger, HP shall be merged with and into MergerSub (the "HP Merger") on the Effective Date (as defined in ss. 2.4 hereof) in accordance with the applicable laws of the State of Maine as provided in the Articles and Plan of Merger attached hereto as Appendix 2.2, certain provisions of which are as follows:

                  2.2.1 Surviving Corporation. MergerSub shall be the surviving corporation (the "Surviving Corporation") from and after the Effective Date, and the name of the Surviving Corporation shall be "Health Plans, Inc." On the Effective Date, the separate existence of HP shall cease, and the Surviving Corporation shall without other transfer succeed to all the rights and property, subject to all debts and liabilities, of HP and MergerSub in the same manner as if the Surviving Corporation itself had incurred them.

                  2.2.2 Articles of Incorporation. From and after the Effective Date, the Articles of Incorporation of the Surviving Corporation shall be amended to be the same as the Articles of Incorporation of the MergerSub except that the name of the Surviving Corporation shall be "Health Plans, Inc."

                  2.2.3 By-Laws. From and after the Effective Date, the by-laws of the MergerSub as they exist on the date hereof shall be the by-laws of the Surviving Corporation.

                  2.2.4 Directors and Officers. The directors and officers of MergerSub immedi ately prior to the Effective Date shall be the officers and directors, respectively, of the Surviving Corporation, to serve, in both cases, until their successors shall have been elected and shall qualify or until otherwise provided by law and the Articles of Incorpo ration and by-laws of the Surviving Corporation.

                  2.2.5 Exchange of Shares for Cash and/or Securities. The manner and basis of exchanging and converting the shares of common stock of the MergerSub and HP on the Effective Date shall be as follows:

                  (a) Common Stock of MergerSub. By virtue of the Merger and without any action of the holder thereof each share of common stock of MergerSub outstanding on the Effective Date shall remain outstanding and unchanged as a share of the common stock of the Surviving Corporation.

                  (b) Common Stock of HP. By virtue of the merger and without any action of the holders thereof each share of (i) the $.01 par value Voting Common Stock of HP, (ii) the $.01 par value Nonvoting Common Stock of HP and (iii) the $15.00 par value Nonvoting Convertible Preferred Stock of, including in each case shares owned by MergerSub by virtue of the HSI Merger, (collectively the "HP Common Stock") outstanding at the Effective Date shall be reclassified into the right to receive the portion of the HP Consideration determined in accordance with the formula set forth in ss. 2.2.7 hereof and distributable in accordance with the time schedule set forth in such section, except that any share of HP Common Stock then owned by HP or MergerSub shall be canceled.

                  2.2.6 Rights of HP's Stockholders Pending and Upon Surrender of Certifi cates. From and after the Effective Date, except as provided in the Maine Business Corporation Act with respect to rights of dissenting stockholders, each holder of a certificate representing shares of HP Common Stock shall be entitled, upon surrender thereof to the Surviving Corporation, to receive in exchange therefor the portion of the Consideration to which such holder would otherwise be entitled on the basis provided for in ss.2.2.5(b) of this Agreement.

                  2.2.7 HP Exchange  Formula.  As a result of the Closing,  each share of HP Common Stock, including those held by MergerSub as a result of the HSI Merger, shall be exchanged for the right to receive the portion of the HP Consideration obtained by dividing (x) HP Consideration, as adjusted pursuant to ss. 2.10, by (y) the number of shares of HP Common Stock issued and outstanding immediately prior to the Effective Date excluding those shares owned by HP or MergerSub. Immediately after the Closing, 80% of the HP Consideration which would be distributable if no adjustments were made pursuant to ss. 2.10 (the "Initial Portion of the HP Consideration") shall be distributed to the former HP shareholders, and 120 days after the Effective Date, or on such later time as is reasonable under the circumstances for ProMedCo to have computed the adjust ments, if any, under ss. 2.10, the balance of the HP Consideration due hereunder (the "Balance of the HP Consideration") shall be distributed to the former shareholders of HP. The combined distributions shall be comprised of the number of shares of ProMedCo

         Stock, valued at the Market Value per share, having an aggregate value equal to the portion of the HP Consideration then being distributed. The Surviving Corporation shall not deliver any fraction of a share of ProMedCo Stock but will deliver a whole number of shares of ProMedCo Stock rounded down to a whole number with the value of the fractional share being paid in cash. Notwithstanding the foregoing, if ProMedCo exercises its option to effect a cash merger pursuant to ss. 2.3, the HP Consideration shall consist of cash only.

         2.3 Cash Mergers. Notwithstanding the provisions of ss.ss. 2.1 and 2.2, if Market Value is $8.00 or less, ProMedCo and MergerSub shall have the right to effect the transactions contemplated herein as mergers in which HSI and HP are the surviving corporation pursuant to which the shareholders of HSI and HP will receive cash for their shares. If it exercises such option, ProMedCo must effect both mergers as a condition to effecting either merger, and this Agreement and the various appendixes hereto will be amended to reflect the fact that ProMedCo will create two special purpose acquisition corporations, each with the same articles of incorpo ration and bylaws as MergerSub (except for the name of the corporation), that the surviving entity in the mergers will be HSI and HP respectively and that the articles of incorporation and bylaws of the surviving corporations will be modified as a result of the mergers to include all operative provisions of the articles of incorporation and bylaws of the special purpose acquisi tion corporations. ProMedCo may effect cash mergers only if such modifications contain such provisions as each of the affected parties deems appropriate to ensure that the transactions are properly structured from a tax point of view as taxable acquisitions of the stock of HSI and HP and do not result in corporate level taxation or result in incremental tax liability to the HP employee shareholders taking into account the Tax Gross Up, as defined in
Section 1 under "HP Consideration." The parties shall cooperate in making all necessary regulatory filings to effectuate the restructured transactions.

         2.4 Closing and Effective Date of Merger. At the closing (the "Closing"), which shall be held within five days after satisfaction of the conditions set forth in Articles 7 and 8 (or at such later date as shall be agreeable to HP and ProMedCo but in no event later than September 16, 1997) (the "Closing Date") at the offices of Ropes & Gray in Boston, MA, in addition to other actions contemplated hereunder, (i) HSI and MergerSub shall execute in accordance with the Maine Business Corporation Act, and shall cause to be filed and recorded with the appropri ate offices under the laws of the State of Maine, copies of the Articles of Merger relating to the HSI Merger and such officers' certificates and other documents as may be necessary or appro priate in the opinion of counsel to ProMedCo to cause the Merger to become effective under the laws of the State of Maine and (ii) HP and MergerSub shall execute in accordance with the Maine Business Corporation Act, and shall cause to be filed and recorded with the appropriate offices under the laws of the State of Maine, copies of Articles of Merger relating to the HP Merger and such officers' certificates and other documents as may be necessary or appropriate in the opinion of counsel to ProMedCo to cause the Merger to become effective under the laws of the State of Maine. The Mergers shall become effective at the time the Secretary of the State of Maine issues a Certificates of Merger in response to the aforesaid filings of the Articles of Merger (the "Effective Date").

         2.5 Further Assurances. The Surviving Corporation, through its appropriate officers and directors, is hereby authorized, in the name of the ProMedCo or MergerSub, either Constituent Corporation or itself, to execute, acknowledge and deliver all instruments of further assurance and to do all such acts and things as it may, at any time, deem necessary or desirable to vest in the Surviving Corporation any property or rights of either Constituent Corporation or ProMedCo or MergerSub, or to carry out any of the purposes expressed in this Agreement.

         2.6 Dissenting Stockholders of HSI and/or HP. Each stockholder of either Constituent Corporation, if any, who becomes entitled, pursuant to ss. 909 of the Maine Business Corporation Act, to payment of the fair value of his HSI or HP Common Stock, as the case may be, (a "Dissenting Stockholder") shall receive payment therefor from the Surviving Corporation but only after the value thereof shall have been agreed upon or finally determined pursuant to such provisions. Neither Constituent Corporation shall, except with the prior written consent of ProMedCo, voluntarily make any payment with respect to or settle or offer to settle any demand for such payment. Shares of Constituent Corporation Common Stock acquired by either Constituent Corporation or the Surviving Corporation from Dissenting Stockholders shall be canceled.

         2.7 Nature of Transaction; Further Assurances. The parties intend that the transac tions contemplated hereby shall constitute a tax free reorganizations pursuant to ss. 368(a) of the Internal Revenue Code of 1986, as amended, (the "Code") and shall use their best efforts to avoid any actions not contemplated hereby which are inconsistent with such intention. ProMedCo, MergerSub, HSI and HP, respectively, shall take all such action as may be neces sary or appropriate to effectuate the transactions contemplated hereby.

         2.8 Legend. The certificates representing the ProMedCo Common Stock issued to the former stockholders of HSI and HP as the result of the mergers shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OF FERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHE CATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT, OR SUCH STATE LAWS, OR AN OPINION OF COUNSEL IS FURNISHED TO THE COMPANY (WHICH OPINION AND COUNSEL REN DERING SAME SHALL BE REASONABLY SATISFACTORY TO THE COM PANY) TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

         2.9 Additional Transactions at the Closing. At the Closing HP shall enter into employment agreements in the forms attached as Appendices 8.11A through C hereto (the "Employment Agreements") with Robert M. Sontheimer (Appendix 8.11A), Gregory A. Wagoner, M.D., M.B.A. (Appendix 8.11B) and Valeri Saffer, Elspeth C. Williams, Carol Brewer, Matthew L. McGovern. Matthew J. Flynn, Jeffrey Kirby, C.P.A., and Randall E. Tatro (Appendix 8.11C).

         2.10  Consideration Adjustments.

(a) Definitive Closing Statements. Within 120 days after the Closing or by such time as is reasonable under the circumstances, ProMedCo shall prepare and deliver to the HSI and HP Shareholders and the Shareholder Representative a final combined balance sheet of HSI and HP as of the Closing Date ("Final Closing Statement"). ProMedCo covenants that the Final Closing Statement shall be true, complete and accurate and will present fairly the assets and liabilities of HSI and HP as at the Closing Date, calculated in accordance with GAAP as presented in the HSI and HP Financial Statements (as defined inss.3.4), and the requirements of this Agreement. The HSI and HP Shareholders and the Shareholder Represen tative and their representatives shall be provided access to the books and records of HSI and HP as necessary to verify the accuracy of such calcula tions. If within 30 business days of receipt of the Final Closing Statement, the Shareholder Representative fails to deliver to ProMedCo written notice specifying any unacceptable entries on the Final Closing State ments and the reasons therefor, then such Final Closing Statement shall constitute the Definitive Closing Statements. If the Shareholder Represen tative timely and duly delivers such notice within 30 business days of receipt thereof, the parties shall attempt in good faith to resolve the differ ences, and if they are unable to do so, within 20 days thereafter either party may deliver the Final Closing Statement to a "big six" accounting firm mutually acceptable to ProMedCo and the Shareholder Representa tive (the "CPA Firm"), who shall have 20 business days to review the Final Closing Statement and make such adjustments thereto as it deems necessary to ensure that the Final Closing Statement has been prepared in accordance with GAAP as presented in the HSI and HP Financial State ments calculated on a consistent basis and the requirements of this Agree ment and conform to consistently applied generally accepted accounting principles. The Final Closing Statement as so adjusted shall constitute the Definitive Closing Statement and shall be binding on ProMedCo and the HSI and Shareholders. If the total amount payable by ProMedCo pursuant to clause (b) below increases from that shown on the Final Closing State ment, ProMedCo shall pay the fees and expenses of the CPA Firm, other wise such fees and expenses shall be borne by the HSI and HP Sharehold ers.

(b) Balance Sheet Adjustment. To the extent that the Definitive Closing Statement shows assets at Closing net of liabilities to be different from $3,601,573 plus the proceeds from any exercise of stock options under HP's stock option plan on and after April 30, 1997, the Consideration shall be increased or reduced, as the case may be, to the nearest $.1.00 on a dollar for dollar basis.

Any reduction in the Consideration resulting from this ss. 2.10 shall be accom plished by first reducing the Balance of HSI and HP Consideration and if such reductions exhaust the Balance of the HSI and HP Consideration, then the HSI and HP Shareholders shall return within 10 days after a demand therefor by ProMedCo, sufficient additional shares of ProMedCo Stock and cash from the Initial Portion of the HSI and HP Consideration to fully satisfy the reduction in Consideration. Any reductions of the HSI Consideration resulting under this clause (b) shall consist of such portions of cash and ProMedCo Stock as are consistent with the provisions of ss. 2.1.7.

ARTICLE  3 REPRESENTATIONS AND WARRANTIES OF THE CONSTITUENT
CORPORATIONS

         As of the date of this Agreement, the Constituent Corporations hereby represent and warrant to ProMedCo and MergerSub as follows (each representation and warranty hereunder shall be deemed to be made only by a Constituent Corporation as to itself, and not as to the other Constituent Corporation):

         3.1 Organization, Corporate Power and Qualification. Each of the Constituent Corporations is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine and has full corporate power and authority to own, lease and operate its properties and assets and to carry on its business as and where it is now being conducted, to enter into this Agreement, and to perform its obligations contemplated hereby. Each of the Constituent Corporations is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary. Each of the Constitu ent Corporations is qualified as a foreign corporation to do business in the states and foreign countries listed in Exhibit 3.1A of the Exhibit Volume which is a volume of all Exhibits referred to in this Agreement (the "Exhibit Volume"). No jurisdiction where one of the Constituent Corporations is not presently qualified as a foreign corporation has made any assertion that either of the Constituent Corporation's business or ownership of property makes qualification as a foreign corporation in such jurisdiction necessary. A copy of the Articles of Incorporation and all amendments thereto as of the date hereof and a copy of the by-laws, as amended to the date hereof of each of the Constituent Corporations (both certified by the Secretary of such Constitu ent Corporation), are included as Exhibit 3.1B of the Exhibit Volume and are true, accurate and complete as of the date hereof. Neither of the Constituent Corporation is in material default under or in material violation of any provision of its Articles of Incorporation or bylaws.

         3.2  Capitalization of the Constituent Corporations.

(a) The authorized capital stock of HSI consists : (i) 2,000 shares of Class A Voting Common Stock without par value, of which as of the date hereof 1,068 shares are issued and outstanding and (ii) 1,000 shares of Class B Non-Voting Common Stock without par value, of which as of the date hereof 708 shares are issued and outstanding (collectively the "HSI Stock"). All of such issued shares have been duly authorized by all necessary corporate action on the part of HSI and are validly issued and outstanding, fully paid and non-assessable. No assessments have been made with respect to such stock which have not been fully satisfied. Except as set forth in Exhibit 3.2A of the Exhibit Volume, there are no other authorized and outstanding or authorized equity securities of HSI of any class, kind or character, and there are no outstanding rights, contracts, rights to sub scribe, conversion rights, exchange rights, warrants, options, calls, puts or other agreements or commitments of any character to which HSI is a party or by which it is bound relating to the capital stock of HSI or any securities convertible or exchangeable or exercisable for any shares of stock of any class of capital stock of HSI. HSI has no treasury stock that has not been canceled as of the date hereof. Except for the transactions contemplated by this Agreement, there are not any agreements or understandings among HSI's stockholders to which HSI is a party or by which it is bound with respect to the voting of shares of the HSI Stock on any matter. Except as set forth on Exhibit 3.2A, the HSI Stock is subject to no pledge or other lien to which HSI is a party or by which it is bound. No shares of the capital stock of HSI are reserved for any purpose, except stock reserved for issuance upon the exercise of outstanding options as described above; there are no preemptive or similar rights with respect to the issuance, sale or other transfer (whether present, past or future) of the capital stock of HSI and there are no agreements or other obligations (contingent or otherwise) which may require HSI to issue, repurchase or otherwise acquire any shares of its capital stock or any other securities. There are no outstanding or authorized stock appreciation/phantom stock or similar rights with respect to HSI. Except as set forth on Exhibit 3.2B, there are no voting trusts, proxies, or any other agreements or understandings to which HSI is a party or by which it is bound with respect to the voting stock of HSI.

(b) The authorized capital stock of HP consists : (i) 1,000,000 shares of Voting Common Stock, $.01 par value, of which as of the date hereof 150,012 shares are issued and outstanding; (ii) 1,000,000 shares of Nonvoting Common Stock, $.01 par value, of which as of the date hereof 100 shares are issued and outstanding; and (iii) 200,000 shares of Nonvoting Convertible Preferred Stock, $15.00 par value, of which as of the date hereof zero (0) shares are issued and outstanding (collectively, the Voting Common Stock, Nonvoting Common Stock and Nonvot ing Convertible Preferred Stock are referred to herein as the "HP Stock"). All of such issued shares have been duly authorized by all necessary corporate action on the part of HP and are validly issued and outstanding, fully paid and non-assessable. In addition, there have been duly reserved for issuance upon the exercise of outstanding options 216,988 shares of Voting Common Stock and 252,400 shares of Nonvoting Common Stock, which upon such exercise will be duly authorized, validly issued, fully paid, non-assessable and owned of record by the holders listed on Exhibit 3.2B. No assessments have been made with respect to such stock which have not been fully satisfied. Except as set forth in
     Exhibit 3.2B of the Exhibit Volume, there are no other authorized and outstanding or authorized equity securities of HP of any class, kind or character, and there are no outstanding rights, contracts, rights to subscribe, conversion rights, exchange rights, warrants, options, calls, puts or other agreements or commitments of any character to which HP is a party or by which it is bound relating to the capital stock of HP or any securities convertible or exchangeable or exercisable for any shares of stock of any class of capital stock of HP. HP has no treasury stock that has not been canceled as of the date hereof. Except for the transactions contem plated by this Agreement, there are not any agreements or understandings among HP's stockholders to which HP is a party or by which it is bound with respect to the voting of shares of the HP Stock on any matter. The HP Stock is subject to no pledge or other lien to which HP is a party or by which it is bound. No shares of the capital stock of HP are reserved for any purpose, except stock reserved for issuance upon the exercise of outstanding options as described above and except for stock reserved for issuance to third-party purchasers of HP as described in
     Exhibit 3.2B; there are no preemptive or similar rights with respect to the issuance, sale or other transfer (whether present, past or future) of the capital stock of HP and there are no agreements or other obligations (contingent or otherwise) which may require HP to issue, repurchase or otherwise acquire any shares of its capital stock or any other securities. There are no outstanding or authorized stock appreciation/phantom stock or similar rights with respect to HP. Except as set forth on Exhibit 3.2B, there are no voting trusts, proxies, or any other agreements or understandings to which HP is a party or by which it is bound with respect to the voting stock of HP.

         3.3 Subsidiaries, Affiliates, Affiliated Companies and Joint Venture. Except as set forth on Exhibit 3.3, neither Constituent Corporation has any direct or indirect ownership interest in, by way of stock ownership or otherwise, any corporation, association or business enterprise.

         3.4  Financial Statements.

(a) Exhibit 3.4A consists of the following financial statements of HSI: (i) balance sheet of HSI at December 31, 1995 and the related statement of operations, stockholders' equity and cash flow for the year then ended, together with the opinion thereon of Baker, Newman & Noyes, LLC, certified public accountants; (ii) unaudited balance sheet of HSI at December 31, 1996 and the related state ment of operations, stockholders' equity and cash flow for the year then ended; and (iii) the unaudited balance sheet of HSI as of April 30, 1997 and unaudited statement of operations of HSI for the four months then ended (the audited and unaudited financial statements and the related notes being herein called "HSI Financial Statements").

(b) Exhibit 3.4B consists of the following financial statements of HP: (i) balance sheet of HP at December 31, 1995, and at December 31, 1996, and the related statement of operations, stockholders' equity and cash flow for the years then ended, together with the opinion thereon of Baker, Newman & Noyes, LLC, certi fied public accountants for the fiscal year ending
     December 31, 1995 and of Ernst & Young, LLP for the fiscal year ending December 31, 1996; and (ii) the unau dited balance sheet of HP as of April 30, 1997 and unaudited statement of operations of HP for the four months then ended (the audited and unaudited financial statements and the related notes being herein called "HP Financial State ments"; the HP Financial Statements together with the HSI Financial Statements are collectively referred to herein as the "Constituent Corporation Financial Statements").

The Constituent Corporation Financial Statements have been based upon the information contained in the books and records of Constituent Corporation and present fairly the financial condition of the relevant Constituent Corporation as at the respective dates thereof and the results of its operations for the periods ended at the respective dates thereof, in each case prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and with prior periods, except that in the unaudited portion of the Constituent Corporation Financial Statements do not contain certain footnote information. The Constituent Corporation Financial Statements do not contain any material inaccuracy and do not suffer from any material omissions.

         3.5 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Constituent Corporation Financial Statements and except for liabilities, commitments and obligations incurred in the ordinary course of business accruing after April 30, 1997 and except as set forth on Exhibit 3.5 , the Constituent Corporations as of April 30, 1997 had, or will have at Closing, no liabilities, claims or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Constituent Corporations or any directors, officers or employees of the Constituent Corporations, whether due to become payable and regardless of when or by whom asserted) which would be required to be reflected in a balance sheets of the Constituent Corporations or the notes thereto prepared in accordance with GAAP. .
         3.6 Letters of Credit. Except as disclosed in Exhibit 3.6 hereto, there are no outstand ing letters of credit issued at the request of either Constituent Corporation to any suppliers or obligees of either Constituent Corporation with respect to the operations of either Constituent Corporation.

         3.7 Absence of Certain Recent Changes. Except as expressly provided in this Agreement or as set forth on Exhibit 3.7 in alphabetical order corresponding to the following subsections, since April 30, 1997, and through the Closing Date, neither Constituent Corporation has been nor will have:

         (a) except in the usual and ordinary course of its business, consistent with past practice, and in an amount which is usual and normal incurred any indebtedness, guaranteed any indebtedness or sold any of its assets;

         (b) suffered any damage, destruction or casualty loss, whether or not covered by insurance, in excess of $10,000;

         (c) suffered the resignation or other termination of any management personnel of either Constituent Corporation, or the loss of or other termination of a business relationship with any material customers or suppliers of the Constituent Corpora tions' businesses, taken as a whole;

         (d) increased the regular rate of compensation payable by it to any employee, stock holder, or any physician other than normal merit and cost of living increases gran ted in the ordinary course of business; or increased such compensation by bonus, percentage, compensation service award or similar arrangement theretofore in ef fect for the benefit of any of its employees, and no such increase is required;

         (e) established or agreed to establish, amended or terminated any pension, retirement or welfare plan or arrangement for the benefit of its employees not theretofore in effect;

         (f) suffered any change in its financial condition, assets, liabilities, operations, business, prospects or business or suffered any other event or condition of any character which individually or in the aggregate has, or might have, a material ad verse effect on the Constituent Corporations;

         (g) issued any shares of stock of any class, or made, granted or entered into any subscriptions, options, warrants, convertible securities, rights, calls, agreements, commitments or rights affecting or relating in any manner whatsoever to any equitable interests in either Constituent Corporation other than as expressly contemplated by this Agreement;

         (h) declared or paid any dividend or other distribution on any class of its capital stock or purchased or redeemed any of its capital stock;

         (i) made any direct or indirect purchase, redemption or other acquisition by such Constituent Corporations, made any commitment, plan or agreement by such Constituent Corporations to purchase, redeem or otherwise acquire any shares of their capital stock or other equitable interests;

         (j) experienced any labor organizational efforts, strikes or complaints other than grievance procedures in the ordinary course of business or entered into any collective bargaining agreements with any union;

         (k) made any single capital expenditure which exceeded $10,000 or made aggregate capital expenditures which exceeded $25,000;

         (l) except with respect to liens or encumbrances arising by operation of law, permit ted or allowed any of its assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restric tion or charge of any kind;

         (m) written down the value of any of its assets, or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordi nary course of business and consistent with past practice, none of which are material to the Constituent Corporations, taken as a whole, or revalued any of its assets;

         (n) paid, discharged or satisfied any claims, liabilities or obligations (absolute, ac crued, contingent or otherwise) other than in the usual and ordinary course of business;

         (o) suffered any extraordinary losses, canceled any debts or waived any claims or rights of substantial value, whether or not in the usual and ordinary course of bus iness;

     (p) paid, lent or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any stockholder of either Constituent Corporation or any of the officers or directors of either Constituent Corporation or of any "af filiate" or "associate" of any of its officers or directors (as such terms are defined in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended), except for reimbursement of ordinary and reasonable business expenses related to the business of one of the Constituent Corporations and compensation to officers at rates not exceeding the rates of compensation at April 30, 1997 or except as expressly contemplated by this Agreement;

         (q) amended, terminated or otherwise altered (whether by action or inaction) any contract, agreement or license of significant value to which either Constituent Corporation is a party, except in the ordinary course of business;

         (r) entered into a material transaction other than in the ordinary course of business or made any change in any method of accounting or accounting practice;

         (s)      canceled, or failed to continue, insurance coverages; or

         (t) agreed, whether in writing or otherwise, to take any action described in this ss. 3.7.

         3.8 Title to Assets. Neither Constituent Corporation owns any real property. The owned personal property is subject to no liens or encumbrances except the security interests of record set forth on Exhibit 3.8 of the Exhibit Volume, which Exhibit is a copy of a Uniform Commer cial Code search as of a recent date duly obtained by the Constituent Corporations and which search shows security interests of record relating to such assets in every place where such security interests are legally required to be filed and includes copies of all such financing state ments. All of the assets of the Constituent Corporations other than goodwill have a fair market or realizable value at least equal to the value thereof as reflected in the Constituent Corporation Financial Statements.

         3.9 Contracts. Exhibit 3.9 of the Exhibit Volume contains a copy of each contract, lease, agreement and other instrument to which either Constituent Corporations is a party or is bound which involves an unperformed commitment or obligation (contingent or otherwise) of more than $25,000 in the aggregate. A complete and correct copy of each such contract, lease, agreement and instrument has been made available to ProMedCo. Except as noted in such

Exhibit, (i) all such contracts, leases and agreements are in full force and effect, (ii) there has been, to the best of the Constituent Corporations' knowledge, no threatened cancellation thereof, and (iii) there are, to the best of the Constituent Corporations' knowledge, no outstanding disputes thereunder. Except as described in Exhibit 3.9, there are no employment agreements or other agreements to which either Constituent Corporation is a party or by which either Constitu ent Corporation is bound that contain any severance or termination pay liabilities or obligations.

         Except for contracts,  leases,  agreements and instruments contained in
Exhibit 3.9 or listed in the other Schedules hereto (and except for purchase contracts and orders for inventory in the ordinary course of business consistent with past practice), neither Constituent Corporation is, as of the date of this Agreement, a party to or bound by any:

(a)  material agreement or contract not made in the ordinary course of business;

(b) employee collective bargaining agreement or other contract with any labor union;

(c)  covenant not to compete;

(d) lease or similar agreement under which either Constituent Corporation is a lessor or sublessor of any material real property owned or leased by one of the Constitu ent Corporations or any portion of premises otherwise occupied by one of the Constituent Corporations;

(e) (i) lease or similar agreement under which (A) one of the Constituent Corpora tions is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (B) one of the Constituent Corporations is a lessor or sublessor of any tangible personal property owned by one of the Constituent Corporations,
     (ii) continuing contract for the future purchase of materials, supplies or equipment, or (iii) management, service, consulting or other similar type of contract, in any such case which has a future liability in excess of $25,000, and which is not terminable by such Constituent Corporation for a cost of less than $10,000;

(f) license or other agreement relating in whole or in part to, trademarks (including, but not limited to, any license or other agreement under which such Constituent Corporations has the right to use any of the same owned or held by a third party);

(g) agreement or contract under which such Constituent Corporation has borrowed or lent any money or issued any note, bond, indenture or other evidence of indebted ness or directly or indirectly guaranteed indebtedness, liabilities or obligations of others for an amount in excess of $10,000 (other than (i) endorsements for the purpose of collection in the ordinary course of business, (ii) agreements or contracts between the Constituent Corporations, and (iii) advances to employees of one of the Constituent Corporations in the ordinary course of business);

(h) mortgage, pledge, security agreement, deed of trust or other document granting a lien (including liens upon properties acquired under conditional sales, capital leases or other title retention or security devices but excluding operating leases) other than liens reflected in the notes to the Constituent Corporation Financial Statements; or

(i) other agreement, contract, lease, license, commitment or instrument to which such Constituent Corporation is a party or by or to which such Constituent Corpora tions or any of its assets or businesses are bound or subject, which has an aggregate future liability in excess of $10,000 and is not terminable by such Constituent Corporations for a cost of less than $10,000.

         3.10 Defaults. Neither Constituent Corporation is in material default under, nor has any event occurred which, with the lapse of time or action by a third party, would constitute a material default under any outstanding indenture, mortgage, contract instrument, or agreement to which such Constituent Corporation is a party or by which such Constituent Corporation is bound. The execution, delivery and performance of this Agreement by the Constituent Corpora tions and the consummation by the Constituent Corporations of the transactions contemplated by this Agreement will not (i) violate, subject to compliance with the applicable requirements of the Maine Insurance Holding Company Act, federal and state securities laws any provision of, or result in the breach of, or constitute a default under, any law the violation of which would result in a significant liability to either Constituent Corporation, or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal;
(ii) constitute a material violation of or a material default under, or a material conflict with, any term or provision of the Articles of Incorporation or by-laws of either Constituent Corporation or any contract, commitment, indenture, lease, instrument or other agreement to which either Constituent Corporation is a party or is bound; or (iii) cause, or, to the best knowledge of the Constituent Corporations, give any party grounds to cause (with or without notice, the passage of time or both) the maturity of any liability or obligation of either Constituent Corporation to be accelerated or increase any such liability or obligation.

         3.11 Inventory. All inventory of the Constituent Corporations, as reflected in the Constituent Corporation Financial Statements or otherwise, consists of a quality and quantity usable and saleable in the ordinary course of business and is carried on the balance sheet included in the Constituent Corporation Financial Statements at the lower of cost or market, except for items of obsolete materials and materials of below standard quality, all of which have been written down in the balance sheet included in the Constituent Corporation Financial Statements to realizable market value or for which adequate reserves have been provided in the balance sheet included in the Constituent Corporation Financial Statements. The present quantity of all inventory of the Constituent Corporations is reasonable and warranted in the present circumstances of the businesses conducted by the Constituent Corporations. The only transactions related thereto since April 30, 1997 have been additions or sales in the ordinary course of business.

         3.12 Equipment. All assets of the Constituent Corporations consisting of equipment, whether reflected in the Constituent Corporation Financial Statements or otherwise, are well maintained and in good operating condition, except for reasonable wear and tear and except for items which have been written down in the Constituent Corporation Financial Statements to a realizable market value or for which adequate reserves have been provided in the Constituent Corporation Financial Statements. The present quantity of all such equipment of the Constitu ent Corporations is reasonable and warranted in the present course of the businesses conducted by the Constituent Corporations. The only transactions related thereto since April 30, 1997, have been additions thereto in the ordinary course of business. Exhibit 3.12 contains a list of equipment additions since April 30, 1997.

         3.13 Investments. Except as reflected in the balance sheet of April 30, 1997 contained in the Constituent Corporation Financial Statements, neither Constituent Corporation has any investments in, and does not have outstanding any advances to, any other firms, persons or corporations.

         3.14 Receivables. All notes and accounts receivable of the Constituent Corporations shown on the April 30, 1997 balance sheets contained in the Constituent Corporation Financial Statements and all those arising since such date have arisen in the ordinary course of business. As of the Closing, the notes and accounts receivable of the Constituent Corporations will be collectible in the ordinary course of business without resort to litigation or subjection to counterclaim or offset as follows: (a) the notes and accounts receivable set forth on the April 30, 1997 balance sheet contained in the Constituent Corporation Financial Statements less the reserves for uncollectible notes and accounts receivable set forth on the balance sheet, (b) plus the notes and accounts receivable of the Constituent Corporations arising since their respective balance sheet dates, (c) less the notes and accounts receivable referred to in (a) and (b) which have been collected prior to the Closing Date and less a reserve for uncollectible notes and accounts arising subsequent to the balance sheet dates which bears the same ratio to said subsequent notes and accounts as the reserves set forth on the balance sheet bear to the notes and accounts receivable set forth on such balance sheets.

         3.15 Powers of Attorney. Exhibit 3.15 lists any outstanding powers of attorney related to either Constituent Corporation and a summary statement of the terms thereof.

         3.16 Guarantees. Included as Exhibit 3.16 in the Exhibit Volume is a list and brief description of all guarantee and matters of suretyship of the Constituent Corporations.

         3.17 Permits and Licenses. Included as Exhibit 3.17 in the Exhibit Volume is a schedule of permits and licenses, listing and briefly describing each permit, license or similar authorization from each governmental authority issued with respect to the operation or owner ship of properties by each of the Constituent Corporations together with the designation of the respective expiration dates of each, and also listing and briefly describing each association in which either Constituent Corporation is a member and each association or governmental au thority by which either Constituent Corporation is accredited or otherwise recognized. To the best knowledge of the Constituent Corporations, neither Constituent Corporation is required to obtain any additional permits, licenses or similar authorizations (including, without limitation, any additional certificates of need) from any governmental authority for the proper conduct of its business or to become a member of or accredited by any association or governmental authority other than those listed on Exhibit
3.17 in the Exhibit Volume except where failure to obtain such license, permit, accreditation or membership would not have a material adverse effect on the Constituent Corporations, taken as a whole. All of such permits, licenses and authorizations listed on Exhibit 3.19 are valid and in full force and effect in accordance with their respective terms.

         3.18 Bank Accounts. Exhibit 3.18 of the Exhibit Volume is a true and complete list as of the date hereof of all banking institutions in which the Constituent Corporation have accounts, lines of credit, letters of credit, or safety deposit boxes, plus the numbers thereof and the names of the persons authorized to have access thereto.

         3.19 Intangible Property Rights. Exhibit 3.19A lists all patents, patent applications, inventions, licenses, trade names, trademarks, service marks, brandmarks, copyrights or registrations or applications therefor, franchises and other assets of like kind (such assets and rights herein called "Rights"), used in the business of either Constituent Corporation, or which are registered in the name of either Constituent Corporation. The expiration dates, if any, of each of the Rights are also set forth in Exhibit 3.19A. Each of the Constituent Corporations owns and possesses or has valid, existing and legally binding property rights or licenses to all Rights used in the conduct of its business; such Rights are adequate for the conduct of the business of each of the Constituent Corporations and will not be adversely affected by the transactions contemplated hereby; and, to the best of the Constituent Corporations' knowledge, any Rights owned by such Constituent Corporation are not being infringed or violated by any other person or entity. Neither Constituent Corporation has granted any licenses thereunder to others. No products sold by either Constituent Corporation infringe the Rights of others. All licenses granted to either Constituent Corporation by others with respect to its business are set forth in the Exhibit 3.19B. No holder of any equity security, general or limited partner, or director, officer, employee or agent of such owns, directly or indirectly, in whole or in part, any Rights which the business of either Constituent Corporation has used, or the use of which is necessary for the business of such Constituent Corporation as now conducted. Each Constituent Corpora tion owns or has valid, existing and legally binding property rights or licenses to all technology, data, processes, formulas, trade secrets and the like used in the operation of its business (herein called "Know-How"), free of any equities, claims, liens or encumbrances, and neither Constitu ent Corporation has granted any license or right thereto to others.

         3.20  Assets  Necessary  to  Business.   Each  Constituent  Corporation
presently has and at Closing will have good and marketable title to all of its property and assets, real, personal and mixed, tangible and intangible.

         3.21  Litigation,  etc.  Except  as set  forth in  Exhibit  3.21 of the
Exhibit Volume, there is no material litigation, arbitration, governmental claim, investigation or proceeding pending or, to the best knowledge of the Constituent Corporations, threatened against either Constituent Corporation at law or in equity, before any court, arbitral tribunal or governmental agency. There is no reasonable basis for material claims to be hereafter made against either Constituent Corporation, except as set forth in Exhibit 3.23. All claims and litigations against either Constituent Corporation are fully covered by insurance, except as set forth in Exhibit 3.23.

         3.22 Court Orders, Decrees and Laws. There is not outstanding or, to the best knowledge of the Constituent Corporations, threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting either Constituent Corporation or any of its assets which would materially interfere with its ability to conduct its business. Each Constituent Corporation is in material compliance with all applicable federal, state and local laws, regulations and administrative orders which are material to its business, and neither Constituent Corporation has received any notices of alleged violations thereof except as disclosed in Exhibit 3.22 hereof. To the best knowledge of the Constituent Corporations, no governmental authorities are presently conducting proceedings against either Constituent Corporation and no such investigation or proceeding is pending or being threatened.

         3.23  Taxes.

(a) For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation)
     (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, with holding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premi ums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, addi tional taxes and additions to tax imposed with respect thereto; and "Tax Re turns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other federal, foreign, state or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

(b) Other than as disclosed in Exhibit 3.23A, (i) Each of the Constituent Corporations has filed all Tax Returns required to be filed by it, (ii) each of the Constituent Corporations has paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and with respect to which such Constituent Corporation is maintaining adequate reserves, and (iii) there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which such Constituent Corporation is maintaining reserves to the extent currently required unless the failure to do so could not reasonably be expected to have a material adverse effect. Except as does not involve or would not result in liability to such Constituent Corporation that could reasonably be expected to have a material adverse effect: (i) there are no tax liens on any assets of either Constituent Corporation; and (ii) neither Constituent Corporation has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (including deferred taxes) reflected in on the Constituent Corporation Financial Statements are sufficient for the payment of all unpaid federal, state, county and local taxes accrued for or applicable to all periods (or portions thereof) ending immediately prior to the consummation of the transactions contemplated by this Agreement (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

(c) Neither Constituent Corporation is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither Constituent Corporation owns any property of a character, the indirect transfer of which, pursuant to this Agreement, would give rise to any material documentary, stamp or other transfer tax.

(d) Copies of each of the Constituent Corporation's last two federal state and local income tax returns are included as Exhibit 3.23B of the Exhibit Volume. Each Constituent Corporation has withheld from each payment made to employees of such Constituent Corporation the amount of all taxes (including, but not limited to, federal, state and local income taxes and Federal Insurance Contribution Act taxes) required to be withheld therefrom and all amounts customarily withheld therefrom,  and have set aside  all other  employee  contributions  or  payments customarily set aside with respect to such wages and have paid or will pay the same to, or have deposited or will deposit such payment with, the proper tax receiving officers or other appropriate authorities. Neither Constituent Corpora tion will be required as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date to include any adjustment in taxable income for any taxable period (or portion thereof) beginning after the Closing Date. Neither Constituent Corporation has been a member of an affiliated group (as defined in ss.1504(a) of the Code) other than one of which such Constituent Corporation was the common parent. Neither Constituent Corporation is a party to or bound by any tax sharing agreement or has any current or potential contrac tual obligation to indemnify any other person with respect to taxes. Neither Constituent Corporation is, nor will become, obligated as a result of the transac tions contemplated by this Agreement so long as such transactions qualify as tax-free reorganizations (under any contract entered into on or before the Closing Date) to make any payments that will be non-deductible under ss.280G of the Code.

         3.24 Immigration Act. Each Constituent Corporation is in compliance with the terms and provisions of the Immigration Act in all material respects. For each employee (as defined in 8 C.F.R. 274a.1(f)) of either Constituent Corporation for whom compliance with the Immigra tion Act by such Constituent Corporation is required, such Constituent Corporation has obtained and retained a complete and true copy of each such employee's Form I-9 (Employment Eligibil ity Verification Form) and all other records or documents prepared, procured or retained by such Constituent Corporation pursuant to the Immigration Act. There are no violations or potential violations of the Immigration Act by either Constituent Corporation. Neither Constituent Corporation has been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor, to the Constituent Corporations' knowledge, has any action or administrative proceeding been initiated or threatened against either Constituent Corporation, by reason of any actual or alleged failure to comply with the Immigration Act.

         3.25  ERISA.

(a) Except as listed in Exhibit 3.25 of the Exhibit Volume, neither Constituent Corporation has any "employee benefit plans", as such term is defined under
     Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other plan or similar arrangement, written or other wise, which provides any type of pension or welfare benefit to any of its directors, employees, or former employees.

(b) With respect to all of the plans listed in Exhibit 3.25, the Constituent Corporations have has delivered to ProMedCo true and exact copies of (i) all plan docu ments embodying the provisions of such plans, together with all amendments thereto, (ii) all summary plan descriptions and summaries of material modifica tions pertaining thereto, (iii) copies of the most recent Internal Revenue Service determination letters, if any, relating to such plans, (iv) copies of the last three (3) years' Annual Report (Form 5500 series), required to be filed with respect to such plans with the Internal Revenue Service, together with all Schedules and attach ments thereto, including, without limitation, copies of the plan audits and/or actuarial valuations, (v) copies of all contract administration agreements between either Constituent Corporation and third party administrators, and (vi) copies of all participant-related forms currently in use in connection with such plans including, without limitation, salary reduction agreements and beneficiary designations.

(c) No "prohibited transaction", as such term is defined under Section 4975(c) of the Code or under Section 406 of ERISA, and the respective regulations thereunder, has occurred or is occurring with respect to any "employee benefit plan" main tained by either Constituent Corporation or with respect to any trustee or adminis trator thereof.

         3.26  Pension, etc.

(a) Neither Constituent Corporation has ever maintained or been required to contrib ute to a pension plan subject to Title IV of ERISA.

(b) With respect to each "employee benefit pension plan" within the meaning of ERISA Section 3(2) listed on Exhibit 3.25, there are not in existence any liabilities other than those liabilities shown on the Annual Reports (Form 5500 series) delivered to ProMedCo in connection herewith. No material change with respect to the matters covered by the most recent Annual Report for each Pension Plan has occurred since the filing date thereof. The terms and operation of each Pen sion Plan have complied, and are in compliance, with the applicable provisions of ERISA and the Code. All Pension Plans have at all times been and are qualified under Section 401(a) of the Code, except for those Pension Plans set forth in Exhibit 3.26 of the Exhibit Volume. None of the Pension Plans listed in Exhibit 3.25 is unfunded.

         3.27 Employee Matters. Included as Exhibit 3.27A of the Exhibit Volume is a list of all employees of the Constituent Corporations. The Constituent Corporations have made available in writing to ProMedCo the annual rates of compensation of all such employees, including a list of all people who were paid bonuses in the last twelve months plus the amount thereof. Except as set forth in Exhibit 3.9, no written employment agreement to which either Constituent Corporation is a party requires longer than a four-week notice before termination or agreement to lend to or guarantee any loan to an employee or an agreement relating to a bonus, severance pay or similar plan, agreement, arrangement or understanding. Exhibit 3.27B of the Exhibit Volume is a brief description of employee benefits of each Constituent Corporations.

         3.28 Insurance and Bonds. Exhibit 3.28 contains a description of all fire, liability and other insurance coverage maintained by each Constituent Corporation during the past two years, including the amounts and losses and risks covered. All of the foregoing insurance policies are with reputable companies and are fully paid as to all premiums heretofore due. Exhibit 3.28 also contains a list and brief description of all bonds outstanding on the date hereof which either Constituent Corporation has furnished or otherwise provided in connection with the operation of its business, including but not limited to any performance bonds, bid bonds, fidelity bonds, completion bonds, labor and material payment bonds, and bonds required by any Federal, state, county or local laws, together with the respective amounts of the bonds and the applicable corporate or other surety. Such bonds are in such amounts, and against such losses and risks, as are generally maintained for comparable businesses. The Constituent Corporations have delivered to ProMedCo true and correct copies of all such bonds.

         3.29 Labor Matters. There are no collective bargaining agreements with any labor union to which either Constituent Corporation is a party or by which it is bound, and neither Constituent Corporation is currently negotiating with a labor union. No employees of either Constituent Corporation have ever petitioned for a representation election. Each Constituent Corporation is in material compliance with all applicable laws respecting employment and em ployment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There is no unfair labor practice complaint against either Constituent Corporation pending before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage actually pending or, to its knowledge, threatened against or affecting either Constituent Corporation. No grievance which might have a material adverse effect on the Constituent Corporations, taken as a whole, or the conduct of their businesses nor any such arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the knowledge of the Constituent Corporations, no claim therefor exists. Neither Constituent Corporation has experienced any employee strikes during the last three years. The Constituent Corporations ProMedCo of any such labor dispute, petition for representative election or negotiations with any labor union which shall arise before the Closing Date. Except as may be required by ss.4980B of the Code or applicable state health care continuation coverage statutes, neither Constituent Corporation has any liability under any plan or arrangement which provides welfare benefits, including medical and life insurance, to any current or future retiree or terminated employee.

         3.30 Improper Payments. Neither Constituent Corporation nor any officer or employee of either Constituent Corporation have made any bribes, kickbacks or other improper payments on behalf of either Constituent Corporation or received any such payments from vendors, suppliers or other persons contracting with either Constituent Corporation.

         3.31 Books of Account; Reports. The books of account of the Constituent Corpora tions are accurate and complete in all material respects and have been maintained in accordance with applicable sound business practices.

         3.32 No Finders or Brokers. Neither Constituent Corporation nor any officer or director of either Constituent Corporation has engaged any finder or broker in connection with the transactions contemplated hereunder.

         3.33 Insider Transactions. There are no contracts, leases or commitments to which either Constituent Corporation is a party or by which either Constituent Corporation is bound, directly or indirectly, with any director of either Constituent Corporation or any Vice President or higher officer of either Constituent Corporation or any Affiliate of any such director or officer aside from the employment agreements included in Exhibit 3.9.

         3.34 Authority; Binding Effect. Subject to shareholder approval, the execution, delivery and performance of this Agreement and all other agreements, instruments and docu ments contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of each Constituent Corporation, and no other proceedings or actions on the part of either Constituent Corporation are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Constituent Corporation. This Agreement constitutes the valid and binding agreement of each Constituent Corporation enforceable in accordance with its terms (except as the same may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as to the remedy of specific performance which may not be available under the laws of various jurisdictions) assuming that this Agreement has been duly authorized, delivered and executed by ProMedCo and MergerSub and constitutes the valid and binding obligation of ProMedCo and MergerSub enforceable against ProMedCo and MergerSub in accordance with its terms (except as enforceability against ProMedCo and MergerSub may be restricted, limited or delayed to the same extent as referred to in the parenthetical phrase immediately above).

         3.35 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by either Constituent Corporation and the consummation of the transactions contemplated hereby except for filing and recording of appropriate merger documents and issuance of a Certificates of

Merger as required by the law of the State of Maine, the filing of a Form A regarding the change of ownership with, and obtaining approval thereof from, the Maine Bureau of Insurance.

         3.36 Disclosure. No representation or warranty by the Constituent Corporations in this Agreement and no statement in this Agreement or any document or certificate furnished or to be furnished to ProMedCo and MergerSub pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. The Constituent Corporations have dis closed to ProMedCo all facts known to the Constituent Corporations material to the assets, liabilities, business, operation and property of the Constituent Corporations. There are no facts known to the Constituent Corporations unique to the Constituent Corporations not yet disclosed which would adversely affect the future operations of the Constituent Corporations, taken as a whole.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PROMEDCO AND
MERGERSUB

         ProMedCo and MergerSub hereby represent and warrant as follows:

         4.1 Organization and Standing of ProMedCo and MergerSub. ProMedCo and MergerSub are corporations duly organized, validly existing and in good standing under the laws of the states of Delaware and Maine respectively; have full corporate power and authority to conduct their businesses as now being conducted; and are duly qualified to do business in each jurisdiction in which the nature of the property owned or leased or the nature of the businesses conducted by them requires such qualification. Copies of the Articles of Incorporation and Bylaws of MergerSub as they shall exist immediately prior to the Closing are attached hereto as Appendix 4.1.

         4.2 Prospectus; Financial Statements.

(a) Prospectus. ProMedCo has delivered to the Constituent Corporations a copy of its Prospectus dated March 12, 1997 as filed with the Securities and Exchange Commission ("SEC") and complete and correct copies of all other reports and other filings filed by ProMedCo with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 1994, through the date hereof (such reports and other filings are collectively referred to herein as the "ProMedCo Exchange Act Filings"). As of their respective dates, the ProMedCo Exchange Act Filings complied in all material respects with the published rules and regulations of the SEC with respect thereto and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The description of ProMedCo, its business and other salient features contained in the Prospectus as modified by the ProMedCo Exchange Act Filings are correct in all material respects and may be relied upon by a prudent investor contemplating an investment in ProMedCo Stock.

(b) ProMedCo Financial Statements. The Prospectus contains the consoli dated balance sheet of ProMedCo and its subsidiaries at December 31, 1996, and at December 31, 1995, and the related consolidated statement of operations, stockholders' equity and cash flows for the years then ended, together with the opinion thereon of Arthur Andersen & Co., LLP, certi fied public accountants. The financial statements included in the ProMedCo Exchange Act Filings have been based upon the information contained in the books and records of ProMedCo and present fairly the financial condition of ProMedCo and its subsidiaries as at the respective dates thereof and the results of their operations for the periods ended at the respective dates thereof, in each case prepared in conformity with gener ally accepted accounting principles applied on a consistent basis through out the periods involved and with prior periods, except as stated in the unaudited portion of the financial statements.

         4.3 Absence of Certain Changes. Since March 3, 1997, there has not been any change in the assets, liabilities or financial condition of ProMedCo and its subsidiaries other than changes which, in the aggregate, have not been materially adverse; any material adverse change in the business of ProMedCo and its subsidiaries; or any damage, destruction, casualty or loss materially and adversely affecting the business or property of ProMedCo and its subsidiaries.

         4.4 Authority; Binding Effect. The execution, delivery and performance of this Agreement and all other agreements, instruments and documents contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of ProMedCo and MergerSub, and no other proceedings or actions on the part of ProMedCo and MergerSub are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by ProMedCo and MergerSub. This Agreement constitutes the valid and binding agreement of ProMedCo and MergerSub enforceable in accordance with its terms (except as the same may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as to the remedy of specific performance which may not be available under the laws of various jurisdictions) assuming that this Agreement has been duly authorized, delivered and executed by the Constituent Corporations and constitutes the valid and binding obligations, enforceable against the Constituent Corporations in accordance with its terms (except as enforceability against the Constituent Corporations may be restricted, limited or delayed to the same extent as referred to in the parenthetical phrase immediately above).

         4.5 No Finders or Brokers. Neither ProMedCo nor MergerSub nor any officer or director thereof has engaged any finder or broker in connection with the transactions contem plated hereunder.

         4.6 Defaults. Neither ProMedCo nor any of its subsidiaries is in default under, nor has any event occurred which, with the lapse of time or action by a third party, would result in a material default under, any outstanding indenture, mortgage, contract, instrument or agreement to which ProMedCo or any of its subsidiaries is bound. The execution, delivery and perfor mance of this Agreement by ProMedCo and the consummation by ProMedCo of the transactions contemplated by this Agreement will not (i) violate, subject to compliance with the applicable requirements of the Maine Insurance Holding Company Act, federal and state securities laws, or result in the breach of, or constitute a default under, any law the violation of which would result in a significant liability to ProMedCo, or, to the best knowledge of ProMedCo, any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal; (ii) constitute a material violation of or a material default under, or a material conflict with, any term or provision of the Articles of Incorporation or by-laws of ProMedCo or any of its subsidiaries or any material contract, commitment, indenture, lease, instrument or other agreement to which ProMedCo or any of its subsidiaries is a party or is bound; or (iii) cause, or, to the best knowl edge of ProMedCo, give any party grounds to cause (with or without notice, the passage of time or both) the maturity of any liability or obligation of ProMedCo or any of its subsidiaries to be accelerated or increase any such liability or obligation.

         4.7 Pending Litigation. There are no proceedings pending or, to the knowledge of ProMedCo, threatened, against or affecting ProMedCo or any of its subsidiaries in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of ProMedCo or any of its subsidiaries considered as a whole.

         4.8 Court Orders, Decrees and Laws. There is not outstanding or, to ProMedCo's knowledge, threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting ProMedCo or any of its subsidiaries or any of their assets which would significantly interfere with their ability to conduct their businesses. To ProMedCo's knowledge, ProMedCo and its subsidiaries are in compliance with all applicable federal, state and local laws, regulations and administrative orders which are material the business of ProMedCo and its subsidiaries. No governmental authorities are presently conduct ing any investigation or proceeding against ProMedCo or any of its subsidiaries and, to ProMedCo's knowledge, no such investigation or proceeding is pending or being threatened.

         4.9 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby except for filing and recording of appropriate merger documents and issuance of a Certificate of Mergers as required by the law of the State of Maine, obtaining all approvals required under the Maine
Insurance Holding Company Act and compliance with all federal and state securities filing requirements.

         4.10 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. As of the date hereof and the Effective Date, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly through any subsidiary, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

         4.11 Disclosure. No representation or warranty by ProMedCo or MergerSub in this Agreement and no statement in this Agreement or any document or certificate furnished or to be furnished to the Constituent Corporations pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

ARTICLE  5 COVENANTS OF PROMEDCO

         ProMedCo hereby covenants and agrees as follows:

         5.1 The Subsidiary. Prior to the Closing Date, ProMedCo shall provide Subsidiary with a sufficient number of shares of ProMedCo Common Stock for distribution to the shareholders of the Constituent Corporations in accordance with this Agreement.

         5.2 Best Efforts to Secure Consents. ProMedCo will cooperate with the Constituent Corporations and shall use its best efforts to secure before the Closing all necessary consents and approvals needed to satisfy all the conditions precedent to the obligations of the Constituent Corporations hereunder and to consummate the transactions contemplated hereby, including securing the required approval of the Maine Bureau of Insurance.

         5.3 Information. ProMedCo shall promptly provide to the Constituent Corporations upon reasonable request any information or documents reasonably necessary for the Constituent Corporations or their stockholders to make an informed judgment as to the advisability of consummating the transactions contemplated hereby or to verify the representations and warranties of MergerSub herein. Until the Closing Date ProMedCo shall notify the Constituent

Corporations of any matter which may be materially adverse to ProMedCo and shall keep the Constituent Corporations fully informed of such events.

         5.4 Corporate Action. ProMedCo and MergerSub will take all necessary corporate and other action and use its best efforts to obtain all consents, approvals and amendments of agreements required of them to carry out the transactions contemplated by this Agreement and to satisfy the conditions specified herein. Neither ProMedCo nor the MergerSub shall take any action intended to make any of the representations and warranties contained in Article 4 of this Agreement untrue or incorrect at and as of the Effective Date unless such action is contemplated by this Agreement.

         5.5 Handling of Documents. With respect to information provided by the Constituent Corporations pursuant to this Agreement prior to the Closing, ProMedCo and MergerSub shall keep all such information confidential which is not in the public domain, except to the extent that such information (i) becomes generally available to the public other than as a result of a disclosure directly or indirectly by ProMedCo, (ii) was known by ProMedCo on a non-confiden tial basis prior to disclosure to ProMedCo by the Constituent Corporations pursuant to this Agreement or (iii) becomes available to ProMedCo on a non-confidential basis from a source (other than one of the Constituent Corporations) which is entitled to disclose the same, and to exercise the same care in handling such information as they would exercise with similar information of their own.

         5.6 Non-Disclosure. ProMedCo will keep confidential and not disclose to any third party any information relating to the business of the Constituent Corporations, whether acquired by ProMedCo before or after the Closing Date, which ProMedCo has not made generally available to the public.

         5.7 Tax Representation Letter. ProMedCo is prepared to, and will, deliver at Closing a tax representation letter in substantially the form attached hereto as Appendix5.7.

ARTICLE  6 COVENANTS OF THE CONSTITUENT CORPORATIONS

         The Constituent Corporations hereby jointly and severally covenant and agree as follows:

         6.1 Access and Information. Between the date of this Agreement and the Effective Date; the Constituent Corporations will: (i) provide to the ProMedCo and its officers, attorneys, accountants and other representatives, during normal business hours, or otherwise if ProMedCo deems necessary, free and full access to all of the properties, assets, agreements, commitments, books, records, accounts, tax returns, and documents of the Constituent Corporations and permit them to make copies thereof; (ii) furnish the ProMedCo and its representatives with all informa tion concerning the business, properties and affairs of the Constituent Corporations as

ProMedCo requests and certified by the officers, if requested; (iii) cause the independent public accountants of the Constituent Corporations to make available to ProMedCo and its representa tives all financial information relating to the Constituent Corporations requested, including all working papers pertaining to audits and reviews made heretofore by such auditors; (iv) furnish ProMedCo true and complete copies of all financial and operating statements of the Constituent Corporations; (v) permit access to customers and suppliers for consultation or verification of any information obtained by ProMedCo and use their best efforts to cause such customers and suppliers to cooperate with the ProMedCo in such consultation and in verifying such informa tion; and (vi) cause their employees, accountants and attorneys to make disclosure of all material facts known to them affecting the financial condition and business operations of the Constituent Corporations and to cooperate fully with any audit, review, investigation or examination made by ProMedCo and its representatives, including, without limitation, with respect to:

         (a)      The books and records of each Constituent Corporation;

         (b)      The reports of state and federal regulatory examinations;

         (c) Leases, contracts and commitments between either Constituent Corporation and any other person; and

         (d)      Physical examination of the Equipment and Furnishings.

         6.2 Conduct of Business. Between the date hereof and the Effective Date, except as otherwise expressly approved in writing by ProMedCo, each Constituent Corporation shall conduct its businesses only in the ordinary course thereof consistent with past practice and shall take no action intended to make any the representations and warranties contained in Article 3 of this Agreement untrue or incorrect at and as of the Effective Date unless such action is contem plated by this Agreement. The Constituent Corporations will use their commercially reasonable efforts to, consistent with conducting their businesses in accordance with reasonable business judgment, preserve the their businesses intact; and use their commercially reasonable efforts to keep available to ProMedCo and MergerSub the services of the present employees of the Constituent Corporations (except those dismissed for cause or those who voluntarily discontinue their employment) and preserve for ProMedCo and MergerSub the goodwill of the suppliers, patients and others having business relations with the Constituent Corporations.

         6.3 Compliance with Agreement. The Constituent Corporations shall not undertake any course of action inconsistent with satisfaction of the conditions applicable to it set forth in this Agreement, and shall do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement. The Constituent Corporations shall give ProMedCo prompt written notice of any change in any information contained in the representations and warranties made in Article 3 hereof and on the Exhibits referred to therein (provided, however, that such notice shall not limit

ProMedCo's rights under ss. 8.1 hereof) and of any condition or event which constitutes a default of any covenant or agreement made in Article 6 or in any other section hereof.

         6.4 Best Efforts to Secure Consents. The Constituent Corporations will cooperate with ProMedCo and shall use its best efforts to secure before the Closing Date all necessary consents and approvals needed to satisfy all the conditions precedent to the obligations of ProMedCo and MergerSub and to consummate the transactions contemplated hereby, including securing the required approval of the Maine Bureau of Insurance.

         6.5  Unusual   Events.   Until  the  Effective  Date,  the  Constituent
Corporations shall supplement or amend all relevant Exhibits in the Exhibit Volume with respect to any matter thereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Exhibits; provided, however, that for the purposes of the rights and obligations of the parties hereunder, any such supplemental disclosure shall not be deemed to have been disclosed as of the date Constituent Corporations delivers to ProMedCo the Exhibit Volume pursuant to ss. 9.1 of this Agreement, and shall not be deemed to amend or supplement any Exhibits or to prevent or cure any misrepresentation, breach of warranty or breach of covenant made as of the date of this Agreement, unless agreed to in writing by ProMedCo; provided further, however, that such supplemental disclosure shall cure any such misrepresentation or breach if, despite such supplemental disclosure, ProMedCo consummates the Closing (whether or not it expressly waives such misrepresentation or breach).

         6.6 Interim Financial Statements. Within 30 days after the end of each calendar month subsequent to the date of this Agreement and prior to the Effective Date, the Constituent Corporations shall deliver to ProMedCo unaudited balance sheets of each Constituent Corpora tion as at the end of such calendar month together with the related statement of operations. All such financial statements shall fairly present the financial position, results of operations and changes in financial condition during the periods indicated, in accordance with generally accepted accounting principles consistently applied, except that note information may be omitted in such statements, subject to normal year-end audit adjustments, but only if such adjustments are of a normal, recurring type and are not material in the aggregate.

         6.7 Stockholders' Meeting. Promptly after the date hereof, each Constituent Corpora tion shall call a meeting of its stockholders (to be held as soon as practicable after said ProMedCo approval) for the purpose of considering and acting upon the Merger relating to it, to recommend approval of such Merger to its stockholders, and use its best efforts to obtain the necessary stockholder approval.

         6.8 Departmental Violations. All notes or notices of violations of law or municipal ordinances, orders or requirements noted in or issued by the Departments of Buildings, Fire, Labor, Health, or any other State or Municipal Department having jurisdiction against or affecting the business, property or assets of either Constituent Corporation shall be complied with prior to the Closing Date. All such notes or notices, after the date hereof and prior to the Closing Date, shall be complied with by the Constituent Corporations prior to the Closing Date. Upon written request, the Constituent Corporations shall furnish ProMedCo and MergerSub with an authorization to make the necessary searches for such notes or notices.

         6.9 Insurance Ratings. Each Constituent Corporation shall take all action reasonably requested by ProMedCo to enable it to succeed to the Workers' Compensation and Unemploy ment Insurance ratings, insurance policies, deposits and other interests of such Constituent Corporation and other ratings for insurance or other purposes established by such Constituent Corporation. ProMedCo shall not be obligated to succeed to any such rating, insurance policy, deposit or other interest, except as it may elect to do so.

         6.10 Maintain Insurance Coverage. From the date hereof until the Closing, the Constituent Corporations shall maintain and cause to be maintained in full force and effect the existing insurance on the Assets and the operations of the Constituent Corporations and shall provide, upon request by ProMedCo, evidence satisfactory to ProMedCo that such insurance continues to be in effect and that all premiums due have been paid.

         6.11 Exclusive Dealings. During the period from the date of this Agreement to the Closing Date, or until the earlier termination of this Agreement pursuant to Article 9, each Constituent Corporation shall refrain from taking any actions, directly or indirectly, to encour age, initiate, or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person, or other entity or group, other than ProMedCo and MergerSub, concerning the purchase of such Constituent Corporation or its assets, or any merger, joint venture or similar transaction involving such Constituent Corporation and will not enter into any such transaction.

         6.12 Non-Disclosure. Each Constituent Corporation will keep confidential and not disclose to any third party any information relating to the business of ProMedCo, whether acquired by such Constituent Corporation before or after the Closing Date, which ProMedCo has not made generally available to the public.

         6.13 HP Stock Options. Prior to the Closing HP shall eliminate all outstanding stock options which elimination may be effected by exercise thereof.

         6.14  Tax  Representation  Letter.  Each  Constituent   Corporation  is
prepared to, and will, deliver a tax representation letter in substantially the form attached as Appendix 6.14.

         6.15 Modification of ERISA Plans. If after ProMedCo reviews the materials constitut ing Exhibits 3.25 and 3.26 it determines that any of the employee benefit plans of the Constituent Corporations are not in compliance with ERISA or could result in liabilities to ProMedCo after the Effective Date which are not in the ordinary course of its business, the Constituent Corpora tions will use their best efforts to bring such plans in compliance with ERISA or to terminate them prior to the Closing.

ARTICLE  7 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
CONSTITUENT CORPORATIONS

         All obligations of the Constituent Corporations which are to be discharged under this Agreement at the Closing are subject to the performance, at or prior to the Closing, of all covenants and agreements contained herein which are to be performed by ProMedCo and MergerSub at or prior to the Closing and to the fulfillment at, or prior to, the Closing, of each of the following conditions (unless expressly waived in writing by the Constituent Corporations at any time at or prior to the Closing):

         7.1 Representations and Warranties True. All of the representations and warranties made by ProMedCo and MergerSub contained in Article 4 of this Agreement shall have been true in all material respects as of the date of this Agreement, and ProMedCo and MergerSub shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing; and the Constituent Corporations shall have been furnished with a certificate of the President or any Vice President of ProMedCo and MergerSub, dated the Closing Date, in such officer's capacity, certifying to the truth of such representations and warranties as of the date hereof and to the fulfillment of such covenants and conditions.

         7.2 Opinion of Counsel. The Constituent Corporations shall have been furnished with an opinion dated the Closing Date of Boult, Cummings, Conners & Berry, PLC, counsel to ProMedCo, in form and substance satisfactory to the Constituent Corporations, in substantially the form attached hereto as Appendix 7.2.

         7.3 Authority. All action required to be taken by or on the part of ProMedCo and MergerSub to authorize the execution, delivery and performance of this Agreement by ProMedCo and MergerSub and the Articles of Merger by MergerSub including any required federal or state securities filings and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of ProMedCo and MergerSub.

         7.4 No Obstructive Proceeding. No action or proceedings shall have been instituted by a governmental agency, commission or authority against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against, either Constituent Corporation, or the officers or directors of either Constituent Corporation, which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

         7.5 Delivery of Certain Documents. At the Closing, ProMedCo shall deliver to the Constituent Corporations copies of the Articles of Incorporation of ProMedCo and MergerSub certified (not more than 30 days prior to the Closing
Date) by the appropriate governmental authorities and copies of resolutions of the Boards of Directors of ProMedCo and MergerSub and the consent of ProMedCo as the sole stockholder of MergerSub, certified by the secretary or assistant secretary of ProMedCo and MergerSub approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. In addition ProMedCo and MergerSub shall deliver an executed copy of the tax representation letter in substantially the form attached hereto as Appendix5.7.

         7.6 Approval by Stockholders of the Constituent Corporations. The stockholders of each Constituent Corporation shall have approved the Merger pertaining to it in accordance with the Maine Business Corporation Act.

         7.7 Articles of Merger. Merger Sub shall have executed the Articles of Merger (and any other documents required to be filed in connection with the mergers of the Constituent Corporations and Merger Sub) and the Articles of Merger shall have been filed with the Maine Secretary of State in accordance with the Maine Business Corporation Act.

         7.8 Maine Bureau of Insurance. The Maine Bureau of Insurance shall have granted all approvals required under the Maine Insurance Holding Company Act to be obtained by ProMedCo in connection with the transactions contemplated hereby.

ARTICLE  8 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PROMEDCO
AND MERGERSUB

         All obligations of ProMedCo and MergerSub which are to be discharged under this Agreement at the Closing are subject to the performance, at or prior to the Closing, of all covenants and agreements contained herein which are to be performed by the Constituent Corporations at or prior to the Closing and to the fulfillment at or prior to the Closing of each of the following conditions (unless expressly waived in writing by ProMedCo and MergerSub at any time at or prior to the Closing):

         8.1 Representations and Warranties True. All of the representations and warranties of the Constituent Corporations contained in Article 3 of this Agreement shall have been true as of the date of this Agreement and the Constituent Corporations shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. ProMedCo and MergerSub shall be furnished with a certificate of the President or any Vice President of each Constituent Corpora tion, dated the Closing Date, in such person's corporate capacity, certifying to the truth of such representations and warranties as of the date hereof and to the fulfillment of such covenants and conditions.

         8.2 No Obstructive Proceeding. No action or proceedings shall have been instituted by a governmental agency, commission or authority against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against, ProMedCo, MergerSub or the officers or directors of ProMedCo or MergerSub which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transaction contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any govern mental department or agency.

         8.3 Opinion of Counsel to the Constituent Corporations. The Constituent Corpora tions shall have delivered to ProMedCo and MergerSub at the Closing an opinion of Ropes & Gray, counsel to the Constituent Corporations, dated the Closing Date, in substantially the form attached hereto as Appendix 8.3.

         8.4 Consents and Approvals. Each of the parties to any agreement or instrument to which either of the Constituent Corporation is a party or by which it is bound under which the transactions contemplated hereby would constitute or result in a default or acceleration of obligations shall have given such consent as may be necessary to permit the consummation of the transactions contemplated hereby without constituting or resulting in a default or acceleration under such agreement or instrument, and any consents required from any public or regulatory agency or organization having jurisdiction shall have been given.

         8.5 No Adverse Change. From the date of this Agreement until the Closing, the operations of the Constituent Corporations shall have been conducted in the ordinary course of business consistent with past practice and from the date of the Constituent Corporation Financial Statements until the Closing no event shall have occurred or have been threatened which has or would have a material and adverse affect upon the financial condition, assets, liabilities, operations, prospects or business of the Constituent Corporations, taken as a whole; and the Constituent Corporations shall have not sustained any loss or damage to their assets, whether or not insured, or union activity that affects materially and adversely their ability to conduct their businesses, taken as a whole.

         8.6 Stockholder Agreements. All of the Shareholders of the Constituent Corporations shall have executed and delivered a stockholder agreement in the form attached hereto as Appendix 8.6 (the "Stockholder Agreements").

         8.7 Shareholder Representations. Each of the Shareholders shall have executed and delivered a Continuity of Interest Certificate in the form attached hereto as Appendix 8.7.

         8.8 Approval by Stockholders of the Constituent Corporations. The stockholders of each Constituent Corporation shall have approved the Merger pertaining to it in accordance with the Maine Business Corporation Act.

         8.9 Maine Bureau of Insurance. The Maine Bureau of Insurance shall have granted all approvals required under the Maine Insurance Holding Company Act to be obtained by ProMedCo in connection with the transactions contemplated hereby.

         8.10 Delivery of Certain Documents. At the Closing, the Constituent Corporations shall have delivered to ProMedCo copies of the Articles of Incorporation of each Constituent Corporation certified (not more than 30 days prior to the Closing Date) by the appropriate governmental authorities and copies of resolutions of the stockholders of each Constituent Corporation and of the Board of Directors of each Constituent Corporation, certified by the secretary of such Constituent Corporation, approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. In addition the Constituent Corporations shall have delivered copies of the tax representation letter in substantially the form attached as Appendix 6.14.

         8.11 Employment Agreements. HP shall have delivered to ProMedCo Employment Agreements, in the forms attached hereto as Appendix 8.11A through C, executed by each of the persons listed in ss. 2.9.

         8.12 Articles of Merger. Each Constituent Corporation shall have executed the Articles of Merger (and any other documents required to be filed in connection with the merger of such Constituent Corporation and Merger Sub) and the Articles of Merger shall have been filed with the Maine Secretary of State in accordance with the Maine Business Corporation Act.

ARTICLE  9  TERMINATION

         9.1 Optional Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Effective Date, notwithstanding stock holder approval as follows:

         (a) By the mutual consent of ProMedCo and the Constituent Corporations; or

         (b) By the Constituent Corporations, if any of the conditions set forth in Article 7 shall not have met or waived by September 17, 1997; provided that the Constitu ent Corporations shall not be entitled to terminate this Agreement pursuant to this ss. 9.1(b) if breach of this Agreement by either Constituent Corporations has prevented the consummation of the transactions contemplated hereby; or

         (c) By ProMedCo, if any of the conditions provided in Article 8 hereof have not been met or waived by September 17, 1997; provided that ProMedCo shall not be enti tled to terminate this Agreement pursuant to this ss. 9.1(c) if ProMedCo's breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

Notwithstanding anything to the contrary set forth herein, the parties acknowledge and agree that the Exhibits referred to in Article 3 herein were not prepared or delivered to ProMedCo or MergerSub prior to or contemporaneously with the execution of this Agreement. By July 31, 1997, the Constituent Corporations shall deliver to ProMedCo and MergerSub all the Exhibits referred to in Article 3, to be prepared in accordance with Article 3 of this Agreement, and ProMedCo may, at its discretion, within seven days after its receipt of such Exhibits, terminate this Agreement by notice to the Constituent Corporations if any information contained in any of such Exhibits or any information obtained by ProMedCo pursuant to ss. 6.3 of this Agreement by such date shall establish that any representation or warranty of the Constituent Corporations con tained in
Article 3 of this Agreement or any information previously furnished to ProMedCo or MergerSub by the Constituent Corporations concerning the Constituent Corporations shall not be true and accurate in all material respects as of the date of this Agreement or in the opinion of ProMedCo, any of such Exhibits shall disclose facts which shall be materially adverse con cerning the financial condition, business or operations of Constituent Corporations, taken as a whole, as of the date of this Agreement or as of the date of such disclosure.

         9.2 Notice of Abandonment. In the event of such termination by either ProMedCo or the Constituent Corporations pursuant to ss. 9.1 above, written notice shall forthwith be given to the other party hereto.

         9.3 Mandatory Termination. If the Closing has not occurred by September 30, 1997, this Agreement shall automatically terminate and no longer be of any force or effect.

         9.4 Termination. In the event this Agreement is terminated as provided above, ProMedCo and MergerSub shall deliver to the Constituent Corporations all documents (and copies thereof in its possession) concerning the Constituent Corporations and its subsidiaries previously delivered by the Constituent
Corporations  to ProMedCo and MergerSub;  and,  except as expressly  provided in
Section IV of the Binding Letter of Intent by and between ProMedCo and HP dated as of June 9, 1997, none of the parties nor any of their respective partners, shareholders, directors, or officers shall have any liability to the other party for costs, expenses, loss of anticipated profits, consequential damages, or otherwise, except for any deliberate breach of any of the provisions of this Agreement.

         9.5  Shareholder Representative.

         (a) Appointment. By their execution of the Joinder at the foot of this Agreement, the Shareholders of the Constituent Corporations irrevocably constitute and appoint Johan Brouwer, M.D., and Robert Sontheimer to as the agents and attorneys-in-fact of the Shareholders (collectively the "Shareholder's Representa tive") to act for and on behalf of each of the Shareholders with respect to all matters arising in connection with this Agreement, including but not limited to, the power and authority, in the Shareholder's Representative's sole discretion, to:

                        (i) take any action contemplated to be taken by, and receive any notices contemplated to be given to, the Shareholder's Representa tive under this Agreement;

                       (ii) negotiate, determine, defend and settle any dispute which my arise this Agreement between the Shareholder's Representative and the other parties thereto and to accept service of process in connection therewith; and

                      (iii) make, execute, acknowledge and deliver any release, assurance, receipt, request, instruction, notice, agreement, certificate or other instrument, and to generally do any and all things and to take any and all actions which my be requisite, proper or advisable in connection with this Agreement.

         (b) Indemnification of Shareholder's Representative. Each Shareholder shall indemnify and hold the Shareholder's Representative harmless with respect to anything done by the Shareholder's Representative in good faith in connection with their responsibilities hereunder and to reimburse the Shareholder's Represen tative, in proportion to their respective interests in the Balance of the ProMedCo Shares for any costs or expenses, including attorneys' fees, incurred by the Shareholder's Representative in the satisfaction of their responsibilities hereunder.


         (c) Selection of Successor. If the Shareholder Representative or any successor Shareholder Representative shall die, become disabled, or otherwise be unable to continue to act as a Shareholder Representative hereunder, the Shareholders who formerly received a majority of HP and HSI Consideration, within fifteen (15) days of such occurrence, shall appoint a successor Shareholder Representative and shall promptly notify the other parties hereto in writing of the identify of such successor.

ARTICLE 10 MISCELLANEOUS

         10.1 Expenses. All expenses of the preparation of this Agreement and of the transac tions contemplated hereby, including, without limitation, counsel fees, accounting fees, investment adviser's fees and disbursements, shall be borne by the respective parties incurring such expense, whether or not such transactions are consummated.

         10.2 HSR. Each party hereto acknowledges that it has received advice of counsel that, based on the aggregate amount of the HP and HSI Consideration and the size of the parties as revealed in the Constituent Financial Statements and the ProMedCo financial statements referred to herein, it is not necessary for any party hereto to file any Hart-Scott-Rodino Report pursuant to the
Hart-Scott-Rodino Antitrust Improvements Act with respect to the mergers contemplated hereby with the FTC or the Antitrust Division.

         10.3 Cooperation by ProMedCo. In the event either Constituent Corporation is required to defend against any action, suit or proceeding arising out of a claim pertaining to the business or operations of such Constituent Corporation, ProMedCo shall provide such assistance and cooperation, including, without limitation, witnesses and documentary or other evidence as may reasonably be requested by such Constituent Corporation in connection with its defense.

         10.4 Cooperation by Constituent Corporations. In the event ProMedCo is required to defend against any action, suit or proceeding arising out of a claim pertaining to a liability assumed by ProMedCo pursuant to this Agreement relating to the business or operations of either Constituent Corporation, such Constituent Corporation shall provide such assistance and cooperation, including without limitation, witnesses and documentary or other evidence, as may reasonably be requested by ProMedCo in connection with its defense.

         10.5 Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or mailed by certified mail or registered mail (postage prepaid), sent by reputable overnight courier service (charges prepaid) or sent via facsimile:

         To the Constituent Corporations:  c/o Health Plans, Inc.
                                           Foreside Place
                                           202 US Route 1
                                           Falmouth, ME 04105
                                           (PO Box 9746
                                           Portland, ME 04104-5040)
                                           Attn:  Chief Executive Officer

         With a copy to:                   Ropes & Gray

                                           One International Place
                                           Boston, MA  02110-2624
                                           Attn:  Michele M. Garvin

         To ProMedCo and MergerSub         c/o ProMedCo Management Company
                                           801 Cherry Street
                                           Suite 1450
                                           Fort Worth, TX 76102
                                           Attention: Chief Executive Officer

         with a copy to                    Boult, Cummings, Conners & Berry, PLC
                                           414 Union Street, Suite 1600
                                           Nashville, TN 38219
                                           Attention: John E. Gillmor

or to such other address as either the Constituent Corporations or ProMedCo may designate by notice to the other.

         10.6 Entire Agreement. This Agreement and the Appendices, Exhibits, schedules and documents delivered pursuant hereto constitute the entire contract between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the parties to be bound thereby.

         10.7 Governing Law. THE VALIDITY AND CONSTRUCTION OF THIS AGREE MENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MAINE.

         10.8 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT OF JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

         10.9 Legal Fees and Costs. In the event either party elects to incur legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

         10.10 Section Headings. The Section headings are for reference only and shall not limit or control the meaning of any provision of this Agreement.

         10.11 Waiver. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

         10.12  Nature and Survival of Representations.

         (a) All statements contained in any certificate delivered by or on behalf of any of the parties to this Agreement pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties made by the respective parties hereunder.

         (b) Except as otherwise provided in this Section 10.12, the covenants, representations, warranties and agreements made by the parties each to the other in this Agreement or pursuant hereto shall survive any investigation made by or on behalf of any other party hereto. All of the representations and warranties included or provided for herein by the Constituent Corporations, ProMedCo and MergerSub shall survive for a period of one (1) year after the Closing Date; provided, however, that the representations and warranties set forth in ss.ss. 3.2, 3.8, 3.21, 3.25 and 3.26 shall until expiration of the relevant statute of limitations, if longer.

         (c) Any disclosure made with reference to one or more sections of this Agreement or the Exhibit Volume shall be deemed disclosed with respect to any section of this Agreement or the Exhibit Volume to which such disclosure reasonably relates.

         (d) For purposes of this Agreement, "knowledge" shall mean the actual knowledge, after reasonable inquiry, of the directors and officers of the party to which it refers.

         10.13 Exhibits. All Exhibits, Appendices, schedules and documents referred to in or at tached to this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations.

         10.14 Assignment. No party hereto shall assign this Agreement without first obtaining the written consent of the other party.

         10.15 Binding on Successors and Assigns. Subject to ss. 10.14, this Agreement shall inure to the benefit of and bind the respective heirs, administrators, successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of such parties or such successors and assigns and not for the benefit of any other person.

         10.16 Parties in Interest. Nothing in this Agreement is intended to confer any right on any person other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to modify or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any party to this Agreement.

         10.17 Amendments. This Agreement may be amended, but only in writing, signed by the parties hereto, at any time prior to the Closing, before or after approval hereof by the stockholders of the Constituent Corporations, with respect to any of the terms contained herein, but after such stockholder approval, no amendment shall be made which reduces the consider ation per share paid each such stockholder without the further approval of such stockholders.

         10.18 Drafting Party. The provisions of this Agreement, and the documents and instruments referred to herein, have been examined, negotiated, drafted and revised by counsel for each party hereto and no implication shall be drawn nor made against any party hereto by virtue of the drafting of this Agreement.

         10.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

         10.20 Press Releases. ProMedCo, MergerSub and Constituent Corporations shall cooperate with each other in releasing information concerning this Agreement and the transac tions contemplated hereby. Each of the parties to this Agreement shall furnish to the others drafts of all releases prior to publication. Nothing contained in this Agreement shall prevent any party to this Agreement at any time from furnishing any information to any governmental body or agency.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

         PROMEDCO MANAGEMENT COMPANY



         By
         Its
         Name

         HP ACQUISITION CORP



         By
         Its
         Name


         HEALTH PLANS, INC.



         By
         Its
         Name

         PBMA HEALTH SYSTEMS, INC.



         By
         Its
         Name

                             JOINDER BY SHAREHOLDERS

         The undersigned Shareholders of Health Plans, Inc. and PBMA Health Systems, Inc., each a Maine corporation, hereby join the above Agreement for Statutory Merger for the purpose of being bound by the provisions of Sections
2.1.8 and 9.5 thereof.

Paul Barresi, M.D.

David L. Hall, M.D.

Gordon Paine, M.D.

John Wickenden, M.D.

Charles Gluck, M.D.

Dr. Johan Brouwer

Donald J. Weaver, M.D.

Corwin Olds, M.D.

Peter Shrier, M.D.

Onni Kangas. M.D.

Robert Sontheimer

Michael Florance

Valeri Saffer

Carol Brewer

Judy Arbuckle

Jeffery Kirby

Beth Williams

Matt McGovern

Helen Leddy

Matt Flynn

                               LIST OF APPENDICES

Number                     Description

2.1       Articles of Merger and Plan of Merger for the HSI Merger
2.2       Articles of Merger and Plan of Merger for the HP Merger
4.1       Bylaws of MergerSub
5.7       ProMedCo Tax Representation Letter
6.14      Constituent Corporation Tax Representation Letter
7.2       Form of opinion of ProMedCo's counsel to be delivered at the Closing
8.3       Form of opinion of HP's counsel to be delivered at the Closing
8.6       Form of stockholder and indemnification agreement
8.7       Shareholder Continuity of Interest Certificate
8.11A-C   Forms of Employment Agreement

                                LIST OF EXHIBITS

Number                     Description

3.1A List of States in which each Constituent Corporation is qualified to do business
3.1B   Copies of the Constituent Corporations' Articles of Incorporation and
       Bylaws
3.2A   HSI Capitalization
3.2B   HP Capitalization
3.3    Subsidiaries of the Constituent Corporations.
3.4A   HSI Financial Statements
3.4B   HP Financial Statements
3.7    Exceptions to Absence of Recent Changes Representation
3.8    Recent UCC reports on assets of the Constituent Corporations
3.9    Contracts
3.10   Exceptions to No Default Representation
3.15   Powers of Attorney
3.16   Guarantees
3.17   Permits and licenses
3.18   Bank Accounts
3.19A  Patents, etc.
3.19B  Licenses
3.21   Litigation
3.22   Notices of Violations
3.23A  Exceptions to Tax Representation
3.23B  Past Tax Returns
3.25   List of Employee Benefit Plans
3.26 List of Employee Benefit Plans not qualified underss.401(a) of the Internal Revenue Code
3.27A  List of employees
3.27B  Description of Employee Benefits
3.28   List of Insurance coverages and bonds

                                  APPENDIX 2.1

            ARTICLES OF MERGER AND PLAN OF MERGER FOR THE HSI MERGER





                                    EXHIBIT A

                                 PLAN OF MERGER
                                       of
                            PBMA Health Systems, Inc.
                                  with and into
                              HP Acquisition Corp.
           Pursuant to Section 901 of the Maine Business Corporation Act

         Pursuant to this Plan of Merger, PBMA Health Systems, Inc., a Maine corporation ("HSI") will be merged (the "Merger") with and into HP Acquisition Corp., a Maine corporation ("MergerSub"). In the Merger, MergerSub will be the surviving corporation (the "Surviving Corporation"). The terms and conditions of the Merger and the consideration to be paid by the Surviving Corporation upon surrender of each outstanding share of HSI not owned by MergerSub are as set forth below:

         1. Effective Date. The Merger shall be effective (the "Effective Date") on the date on which the Articles of Merger with respect to the Merger shall have been duly executed and filed in the office of the Secretary of State of Maine in accordance with the provisions of the Maine Business Corporation Act.

         2. Articles of Incorporation. From and after the Effective Date, the Articles of Incor poration of the Surviving Corporation shall be amended to be the same as the Articles of Incor poration of the MergerSub except that the name of the Surviving Corporation shall be "HP Acquisition Corp."

         3. By-Laws. From and after the Effective Date, the by-laws of the MergerSub as they exist on the date hereof shall be the by-laws of the Surviving Corporation.

         4. Directors and Officers. The directors and officers of MergerSub immediately prior to the Effective Date shall be the officers and directors, respectively, of the Surviving Corpora tion, to serve, in both cases, until their successors shall have been elected and shall qualify or until otherwise provided by law and the Articles of Incorporation and by-laws of the Surviving Corporation.

         5. Exchange of Shares for Cash and/or Securities. The manner and basis of exchang ing and converting the shares of common stock of the MergerSub and HSI on the Effective Date shall be as follows:

(a) Common Stock of MergerSub. By virtue of the Merger and without any action of the holder thereof each share of common stock of MergerSub outstanding on the Effective Date shall remain outstanding and unchanged as a share of the common stock of the Surviving Corporation.

(b) Common Stock of HSI. By virtue of the merger and without any action of the holders thereof each share of (i) the no par value Class A Voting Common Stock of HSI and (ii) the Class B Non-Voting Common Stock of HSI (collectively the "HSI Common Stock") outstanding at the Effec tive Date shall be reclassified into the right to receive the portion of the HSI Consideration determined in accordance with the formula set forth in ss. 7 hereof and distributable in accordance with the time schedule set forth in the Merger Agreement, except that any share of HSI Common Stock then owned by HSI shall be canceled.

         6. Rights of HSI's Stockholders Pending and Upon Surrender of Certificates. From and after the Effective Date, except as provided in the Maine Business Corporation Act with respect to rights of dissenting stockholders, each holder of a certificate representing shares of HSI Common Stock shall be entitled, upon surrender thereof to the Surviving Corporation, to receive in exchange therefor the portion of the Consideration to which such holder would otherwise be entitled on the basis provided for in this Plan of Merger.

         7. Exchange Formula. As a result of the Closing, each share of HSI Common Stock shall be exchanged for the right to receive the portion of the HSI Consideration obtained by dividing (x) HSI Consideration, as adjusted pursuant to ss. 2.10 of the Merger Agreement, by (y) the number of shares of HSI Common Stock issued and outstanding immediately prior to the Effective Date other than those owned by HSI or MergerSub. Each former HSI Shareholder entitled to receive HSI consideration shall have the right to elect to receive a portion of the HSI Consideration distribution to him or her as cash in lieu of ProMedCo Stock consistent with the following restrictions: the HSI Consideration shall be comprised of (x) the number of shares of ProMedCo Stock, valued at the Tax Value per share, equal to at least 50% of the portion of the HSI Consideration then being distributed (including cash paid in lieu of fractional shares), and (y) cash in the amount determined by subtracting the aggregate Tax Value of such shares from the HSI Consideration. The Surviving Corporation shall not deliver any fraction of a share of ProMedCo Common Stock but will deliver a whole number of shares of ProMedCo Common Stock rounded up to the next whole number with the value of the fractional share being reflected in the amount of cash distributed. ProMedCo shall have the option in its sole discretion of effecting a cash merger if the price per share of ProMedCo common stock is less than $8.00 in the agreed-upon period prior to closing.

         8. HSI Stock Transfer Books. From and after the Effective Date, the transfer of the shares of HSI Common Stock outstanding prior to the Effective Date shall not be made on the stock transfer books.

         9. Vesting of Rights in the Surviving Corporation. Immediately upon filing the Articles of Merger, HSI shall cease its separate existence; all the properties (real, personal and mixed), rights, immunities, privileges, franchises, choses in action and all other assets of HSI shall vest in the Surviving Corporation without further act; and the Surviving Corporation shall assume all the liabilities, duties and obligations of HSI.

         10. Assumption of Responsibilities. The Surviving Corporation shall assume and accept responsibility for any obligations of HSI accruing to shareholders of HSI other than MergerSub under the Maine Business Corporation Act arising from the effectuation of this Plan of Merger.

         11. Merger Agreement. To the extent the provisions of the Merger Agreement are not inconsistent with this Plan of Merger, such provisions shall govern the rights of HSI and MergerSub.

         12. Definitions. For the purposes of this Plan of Merger, the following definitions shall apply; certain other terms are defined elsewhere in this Plan of Merger.

"Consideration"   means  the  amount   defined  in  the  Merger   Agreement   as
         "Consideration," which amount shall be no less than $7,500,000.

"Effective Date" is defined in ss. 1 hereof.

"HP Common Stock" means, collectively, (i) the $.01 par value Voting Common Stock of Health Plans, Inc., (ii) the $.01 par value B Nonvoting Common Stock of Health Plans, Inc. and (iii) the $15.00 par value Nonvoting Convertible Preferred Stock of Health Plans, Inc.

"HSI" means PBMA Health Systems, Inc., a Maine corporation.

"HSI Common Stock" is defined in ss. 5(b) hereof.

"HSI Consideration" means the amount obtained by multiplying the Consideration by a fraction, the (x) numerator of which is the number of shares of HP Common Stock held by HSI immediately prior to the Closing and (y) the denominator of which is the number of shares of HP Common Stock outstanding immediately prior to the Closing. The HSI Consideration shall consist of (A) shares of ProMedCo Stock having an aggregate value (based on a per share value equal to the Tax Value) equal at least to 50% of the total HSI Consideration (increased to the extent, if any, necessary to reflect payments to dissent ers), as set forth in ss. 7 hereof, , and
         (B) cash (including cash paid in lieu of fractional shares) equal to the total HSI Consideration less the aggregate value of such shares of ProMedCo Stock (based on a per share value equal to the greater of the Tax Value or the Market Value).

"Market  Value" means $8.80 per share if the average  closing  price of ProMedCo
         $.01 par value common stock for the five trading days ending two trading days prior to the Closing is greater than $8.36 and less than $10.56; if such average closing price is $8.36 or less, "Market Value" shall mean such average closing price plus $.44; and if such average price is $10.56 or greater, "Market Value" shall mean such average closing price less $1.76.

"Merger Agreement" means the Agreement for Statutory Mergers dated as of July26, 1997 among ProMedCo, MergerSub, HSI and Health Plans, Inc., a Maine corporation.

"MergerSub" means HP Acquisition Corp., a Maine corporation and a wholly-owned subsidiary of ProMedCo.

"ProMedCo" means ProMedCo Management Company, a Delaware corporation.

"Surviving Corporation" is defined in the preamble hereof.

"Tax Value" means the lesser of (x) Market Value or (y) the average closing price of ProMedCo Stock for the five trading days ending two trading days prior to the Closing under the Merger Agreement less a discount determined by Piper Jaffray & Company, ProMedCo's investment bankers, necessary to reflect, as of the Closing Date, the economic value of unregistered ProMedCo Stock subject to the restrictions contemplated by this Agreement, including the holding period required by Rule 144 of the Securities and Exchange Commission and the tax representations to be signed by the Shareholders pursuant to ss. 8.7 of the Merger Agreement.

                                  APPENDIX 2.2

             ARTICLES OF MERGER AND PLAN OF MERGER FOR THE HP MERGER





                                    EXHIBIT A

                                 PLAN OF MERGER
                                       of
                               Health Plans, Inc.
                                  with and into
                              HP Acquisition Corp.
            Pursuant to Section 901 of the Maine Business Corporation Act

         Pursuant to this Plan of Merger, Health Plans, Inc., a Maine corporation ("HP") will be merged (the "Merger") with and into HP Acquisition Corp., a Maine corporation ("MergerSub"). In the Merger MergerSub will be the surviving corporation (the "Surviving Corporation"). The terms and conditions of the Merger and the consideration to be paid by the Surviving Corpora tion upon surrender of each outstanding share of HP not owned by MergerSub are as set forth below:

         1. Effective Date. The Merger shall be effective (the "Effective Date") on the date on which the Articles of Merger with respect to the Merger shall have been duly executed and filed in the office of the Secretary of State of Maine in accordance with the provisions of the Maine Business Corporation Act, immediately after the effectiveness of the merger of PBMA Health Systems, Inc., a Maine corporation, with and into MergerSub.

         2. Articles of Incorporation. From and after the Effective Date, the Articles of Incor poration of the Surviving Corporation shall be amended to be the same as the Articles of Incor poration of the MergerSub except that the name of the Surviving Corporation shall be "Health Plans, Inc."

         3. By-Laws. From and after the Effective Date, the by-laws of the MergerSub as they exist on the date hereof shall be the by-laws of the Surviving Corporation.

         4. Directors and Officers. The directors and officers of MergerSub immediately prior to the Effective Date shall be the officers and directors, respectively, of the Surviving Corpora tion, to serve, in both cases, until their successors shall have been elected and shall qualify or until otherwise provided by law and the Articles of Incorporation and by-laws of the Surviving Corporation.

         5. Exchange of Shares for Cash and/or Securities. The manner and basis of exchang ing and converting the shares of common stock of the MergerSub and HP on the Effective Date shall be as follows:

(a) Common Stock of MergerSub. By virtue of the Merger and without any action of the holder thereof each share of common stock of MergerSub outstanding on the Effective Date shall remain outstanding and unchanged as a share of the common stock of the Surviving Corporation.

(b) Common Stock of HP. By virtue of the merger and without any action of the holders thereof each share of (i) the $.01 par value Voting Common Stock of HP, (ii) the $.01 par value B Nonvoting Common Stock of HP and (iii) the $15.00 par value Nonvoting Convertible Preferred Stock of HP, including in each instance those shares owned by MergerSub by virtue of the HSI Merger (collectively the "HP Common Stock") outstand ing at the Effective Date shall be reclassified into the right to receive the portion of the HP Consideration determined in accordance with the formula set forth inss.7 hereof and distributable in accordance with the time schedule set forth in such section, except that any share of HP Common Stock then owned by HP or MergerSub shall be canceled.

         6. Rights of HP's Stockholders Pending and Upon Surrender of Certificates. From and after the Effective Date, except as provided in the Maine Business Corporation Act with respect to rights of dissenting stockholders, each holder of a certificate representing shares of HP Common Stock shall be entitled, upon surrender thereof to the Surviving Corporation, to receive in exchange therefor the portion of the Consideration to which such holder would otherwise be entitled on the basis provided for in this Plan of Merger.

         7. Exchange Formula. As a result of the Merger, each share of HP Common Stock, including those shares owned by MergerSub by virtue of the HSI Merger, shall be exchanged for the right to receive the portion of the HP Consideration obtained by dividing (x) HP Consider ation by (y) the number of shares of HP Common Stock issued and outstanding immediately prior to the Effective Date excluding the shares owned by MergerSub. The HP Consideration shall be distributed in accordance with the terms and time schedule set forth in the Merger Agreement. The deemed value per share of ProMedCo common stock, for purposes of calculat ing the HP Consideration, shall be the Market Value. The Surviving Corporation shall not deliver any fraction of a share of ProMedCo Common Stock but will deliver a whole number of shares of ProMedCo Common Stock rounded down to the next whole number with the value of the fractional share being reflected in the amount of cash distributed. ProMedCo shall have the option in its sole discretion of effecting a cash merger if the price per share of ProMedCo common stock is less than $8.00 in the agreed-upon period prior to closing. In the event of such election by ProMedCo, the HP Consideration shall be grossed up to account for the adverse tax consequences of a cash-only merger to the HP shareholders, as set forth in greater detail in the Merger Agreement.

         8. HP Stock Transfer Books. From and after the Effective Date, the transfer of the shares of HP Common Stock outstanding prior to the Effective Date shall not be made on the stock transfer books.

         9. Vesting of Rights in the Surviving Corporation. Immediately upon filing the Articles of Merger, HP shall cease its separate existence; all the properties (real, personal and mixed), rights, immunities, privileges, franchises, choses in action and all other assets of HP shall vest in the Surviving Corporation without further act; and the Surviving Corporation shall assume all the liabilities, duties and obligations of HP.

         10. Assumption of Responsibilities. The Surviving Corporation shall assume and accept responsibility for any obligations of HP accruing to shareholders of HP other than MergerSub under the Maine Business Corporation Act arising from the effectuation of this Plan of Merger.

         11. Merger Agreement. To the extent the provisions of the Merger Agreement are not inconsistent with this Plan of Merger, such provisions shall govern the rights of HP and MergerSub.

         12. Definitions. For the purposes of this Plan of Merger, the following definitions shall apply; certain other terms are defined elsewhere in this Plan of Merger.

"Effective Date" is defined in ss. 1 hereof.

"HP Common Stock" is defined in ss. 5 hereof.

"HP Consideration" means shares of ProMedCo Stock at valued at Market Value having an aggregate value equal to the Consideration less the HSI Consideration.

"HSI Consideration" means the amount obtained by multiplying the Consideration by a fraction, the (x) numerator of which is the number of shares of HP Common Stock held immediately prior to the Closing and
         (y) the denominator of which is the number of shares of HP Common Stock outstanding immediately prior to the Closing. Pursuant to ss. 7, at least 50% of the HSI Consideration shall consist of (x) shares of ProMedCo Stock having a per share value equal to the Tax Value thereof and (y) cash equal to HSI Consideration less the aggregate value such shares of ProMedCo Stock based on the Tax Value of each share.

"HSI Merger" is defined in ss.  2.1 of the Merger Agreement.

"Market  Value" means $8.80 per share if the average  closing  price of ProMedCo
         $.01 par value common stock for the five trading days ending two trading days prior to the Closing is greater than $8.36 and less than $10.56; if such average closing price is $8.36 or less, "Market Value" shall mean such average closing price plus $.44; and if such average price is $10.56 or greater, "Market Value" shall mean such average closing price less $1.76.

"Merger Agreement" means the Agreement for Statutory Mergers dated July26, 1997 among ProMedCo, MergerSub, HP and PBMA Health Systems, Inc., a Maine corporation.

"MergerSub" means HP Acquisition Corp., a Maine corporation and a wholly-owned subsidiary of ProMedCo.

"ProMedCo" means ProMedCo Management Company, a Delaware corporation.

"Surviving Corporation" is defined in the preamble hereof.

"Tax Value" means the lesser of (x) Market Value or (y) the average closing price of ProMedCo Stock for the five trading days ending two trading days prior to the Closing under the Merger Agreement less a discount determined by Piper Jaffray & Company, ProMedCo's investment bankers, necessary to reflect, as of the Closing Date, the economic value of unregistered ProMedCo Stock subject to the restrictions contemplated by this Agreement, including the holding period required by Rule 144 of the Securities and Exchange Commission and the tax representations to be signed by the Shareholders pursuant to ss. 8.7 of the Merger Agreement.

                                  APPENDIX 4.1

                                    BYLAWS OF

                              HP ACQUISITION CORP.


                                    ARTICLE I

                                     OFFICES


         Section 1.1 Registered Office. The registered office shall be in the City of Augusta, State of Maine.

         Section 1.2 Other Offices. The corporation may also have offices at such other places both within and without the State of Maine, as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 2.1 Annual Meeting. An annual meeting of shareholders of the corporation shall be held on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

         Section 2.2 Special Meetings. Special meetings of the shareholders for any purpose whatsoever may be called at any time by the president, the board of directors, or the holders of not less than ten percent of all shares entitled to vote at such meeting.

         Section 2.3 Place of Meetings. All meetings of shareholders for any purpose or purposes may be held at such places, within or without the State of Maine, as may from time to time be fixed by the board of directors or as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2.4 Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail.


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

         Section 2.5 Quorum of Shareholders. The holders of a majority of the shares issued and outstanding and entitled to vote at such meeting, present in person or represented by proxy shall constitute a quorum for the transaction of business at all meetings of the shareholders.

         Section 2.6 Voting of Shares. Except as otherwise provided by statute or the articles of incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the shareholders to one vote for every share of such stock standing in his or her name on the record books of shareholders of the corporation on the date on which such notice of the meeting is mailed, unless some other day is fixed by the board of directors for the determination of shareholders of record.

         Section 2.7 Voting List. The officer who has charge of the stock transfer books for shares of the corporation shall prepare at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, including the address of each shareholder and the number of voting shares held by each shareholder. For a period of ten days prior to such meeting, such list shall be kept open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held. Such list shall be produced at such meeting and at all times during such meeting shall be subject to inspection by any shareholder. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or stock transfer books.

         Section 2.8 Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes.

         Section 2.9 Consent of Shareholders in Lieu of Meeting. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting, the notice thereof, and the vote of shareholders can be dispensed with, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the issued and outstanding stock.

                                   ARTICLE III

                                    DIRECTORS

         Section 3.1 Powers of Directors. The business and affairs of the corporation shall be managed by its board of directors which shall have and may exercise all such powers of the corporation, subject to the restrictions imposed by law, the articles of incorporation, or these bylaws.

         Section 3.2 Number and Qualification. The number of directors which shall constitute the entire board of directors shall be determined by resolution of the board of directors at any meeting thereof or by the shareholders at any meeting thereof. Directors need not be residents of Maine or shareholders of the corporation.

         Section 3.3 Election and Term of Office. The directors shall be elected annually by the shareholders, except as provided in Section 3.4 of these bylaws. Each director shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected or until his or her earlier death, resignation, or removal. The board of directors may, by resolution, appoint one of its members as chairman to preside over meetings of the board of directors. The position of chairman of the board of directors shall not be an office of the corporation.

         Section 3.4 Vacancies. Any vacancy occurring in the board of directors by reason of death, resignation, or removal may be filled by affirmative vote of a majority of the remaining directors, although less than a quorum of the board of directors. Such vacancy may also be filled by affirmative vote of the majority of the shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office or until his or her death, resignation, retirement, disqualification, or removal.

         Section 3.5 Resignation of Directors. Any director may resign from office at any time by delivering a written resignation to the secretary of the corporation, and such resignation shall be effective upon delivery of such resignation to the secretary.

         Section 3.6 Removal of Directors. Any director may be removed with or without cause at any time by the shareholders.

         Section 3.7 Place of Meetings. Regular or special meetings of the board of directors may be held either within or without the State of Maine.

         Section 3.8 Regular Meetings. Regular meetings of the board of directors may be held without notice at such times and places as may be designated from time to time as may be determined by the board of directors.

         Section 3.9 Special Meetings. Special meetings of the board of directors may be called by the president or any director on twenty-four (24) hours notice to each director, either personally or by telephone, mail, telegram or other means of telecommunications. Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of any special meeting.

         Section 3.10 Quorum of Directors. At all meetings of the board of directors, a majority of the directors shall constitute a quorum for the transaction of business and the act or a majority of the directors present at any meeting at which there is a quorum shall be an act of the board of directors. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

         Section 3.11 Committees. The board of directors may, by resolution passed by a majority of the entire board, designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the corporation. Any such designated committee shall have and may exercise such of the powers and authority of the board of directors in the management of the business and affairs of the corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the board of directors in reference to amending the articles of incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution of the corporation, or amending, altering or repealing the bylaws or adopting new bylaws for the corporation and, unless such resolution or the articles of incorporation expressly so provides, no such committee shall have the power or authority to authorize the issuance of stock. The board of directors shall have the power at any time to change the number and members of any such committee, to fill vacancies and to discharge any such committee.

         Section 3.12 Compensation of Directors. The board of directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of committees of the board of directors. The board of directors shall also have power in its discretion to provide for and to pay to directors rendering services to the corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the board of directors from time to time. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 3.13 Action by Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the actions so taken, is signed by all of the members of the board of directors or such committee, as the case may be.

         Section 3.14 Minutes of Meetings. The board of directors shall keep regular minutes of its proceedings and such minutes shall be placed in the minute book of the corporation. Committees of the board of directors shall maintain a separate record of the minutes of their proceedings.

                                   ARTICLE IV

                         NOTICES AND TELEPHONE MEETINGS

         Section 4.1 Notice. Any notice to directors or shareholders shall be in writing and shall be delivered personally or by mail, telegram, telex, cable, telecopier or similar means to the directors or shareholders at their respective addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Any notice required or permitted to be given by telegram, telex, cable, telecopier, or similar means shall be deemed to be delivered and given at the time transmitted.

         Section 4.2 Waiver of Notice. Whenever by law, the articles of incorporation, or these bylaws, notice is required to be given to any shareholder, director, or committee member of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 4.3 Telephone and Similar Meetings. Shareholders, directors, or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS

         Section 5.1 Officers. The corporation shall have a president and a secretary and such other officers and assistant officers as the board may deem desirable to conduct the affairs of the corporation. The position of chairman of the board of directors shall not be an office of the corporation. Any two or more offices may be held by the same person. No officer need be a shareholder or a director.

         Section 5.2 Powers and Duties of Officers. The officers of the corporation shall have the powers and duties generally ascribed to the respective offices, and such additional authority or duty as may from time to time be established by the board of directors.

         Section 5.3 Removal and Resignation. Any officer appointed by the board of directors may be removed by the board of directors whenever, in the judgment of the board of directors, the best interests of the corporation will be served thereby. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of receipt of such notice or at a later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5.4 Term and Vacancies. The officers of the corporation shall hold office until their successors are elected or appointed, or until their death, resignation, or removal from office. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise, may be filled by the board of directors.

         Section 5.5 Compensation. The salaries of all officers of the corporation shall be fixed by the board of directors. The board of directors shall have the power to enter into contracts for the employment and compensation of officers on such terms as the board of directors deems advisable. No officer shall be disqualified from receiving a salary or other compensation by reason of the fact that he or she is also a director of the corporation.

                                   ARTICLE VI

                          CERTIFICATES AND SHAREHOLDERS

         Section 6.1 Certificates for Shares. The certificates for shares of stock of the Corpora tion shall be in such form as shall be approved by the board of directors in conformity with law and the articles of incorporation. Every certificate for shares issued by the corporation must be signed by the President or a Vice President and the Secretary or an Assistant Secretary under the seal of the corporation. Any or all of the signatures on the face of the certificate may be facsimile. Such certificates shall bear a legend or legends in the form and containing the restrictions to be stated thereon by the Maine Business Corporation Act (the "Maine Code"), other provisions of law, the articles of incorporation or these bylaws. Certificates shall be consecutively numbered and shall be entered as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of such shares, and such other matters as may be required by law, the articles of incorporation or these bylaws.

         Section 6.2 Lost, Stolen, or Destroyed Certificates. The board of directors, the executive committee, or the president of the corporation may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate or certificates to be lost, stolen, or destroyed. When authorizing such issue of a new certificate the board of directors, the executive committee or the president may require the owner of such lost, stolen, or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it or he or she shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 6.3 Transfer of Shares. Shares of stock of the corporation shall be transferable only on the books of the corporation by the holder thereof in person or by the holder's duly authorized attorneys or legal representatives. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         Section 6.4 Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         Section 7.1 Dividends. Dividends upon the outstanding shares of the corporation, subject to the provisions of the applicable statutes and of the articles of incorporation, may be declared by the board of directors at any annual, regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the corporation, or in any combination thereof.

         Section 7.2 Reserves. There may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time in their sole and absolute discretion think proper as a reserve to meet contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the board of directors shall think conducive to the interest of the corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

         Section 7.3 Signature of Negotiable Instruments. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         Section 7.4 Fiscal Year. The fiscal year of the corporation shall be fixed by the board of directors; provided, that if such fiscal year is not fixed by the board of directors it shall be the calendar year.

         Section 7.5 Books of the Corporation. The books of the corporation may be kept, subject to the provisions of the applicable statutes, within or outside of the State of Maine, at such place or places as may from time to time be designated by the board of directors or as the business of the corporation may require.

         Section 7.6 Seal. The seal, if any, of the corporation shall be in such form as may be approved from time to time by the board of directors. If the board of directors approves a seal, the affixation of such seal shall not be required to create a valid and binding obligation against the corporation.

         Section 7.7 Securities of Other Corporations. Unless otherwise ordered by the board of directors, the president or the secretary of the corporation shall have full power and authority on behalf of the corporation to attend, to vote and to grant proxies to be used at any meeting of shareholders of such other corporation in which the corporation may hold stock. The board of directors may confer like powers upon any other person or persons.

         Section 7.8 Fixed Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock for the purpose of any other lawful action, the board of directors may fix, in advance, a record date which shall be not more than sixty 60 days before the date of such meeting, nor more than 60 days prior to any other action.

         Section 7.9 Amendment. The power to alter, amend, or repeal these bylaws or to adopt new bylaws is vested in the board of directors.

         Section 7.10  Right to Indemnification.

         (A) Each person (hereinafter an "indemnitee") who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she was a director, officer or agent of the corporation or any predecessor corporation or is or was serving at the request of the corporation or any predecessor corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Maine Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connec tion therewith, and such indemnification shall continue with respect to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemni tee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation or any predecessor corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Maine Code requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

         (B) If a claim under paragraph (A) of this section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Maine Code. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Maine Code, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense of such suit. In any suit brought by the indemnitee to enforce a right of indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this section or otherwise shall be on the corporation.

         (C) The rights to indemnification and to the advancement of expenses conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation's certificate of incorporation, by agreement, by vote of shareholders or by disinterested directors or otherwise. Any repeal or modification of this Section
7.10 shall not adversely affecting any rights or protection of an indemnitee hereunder at the time of such repeal or modification.

         (D) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Maine Code.

         Section 7.11 Invalid Provisions. If any provision of these bylaws is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; these bylaws shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of these bylaws a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         Section  7.12  Headings.  The  headings  used in these  bylaws  are for
reference   purposes  only  and  do  not  affect  in  any  way  the  meaning  or interpretation of these bylaws.

         The above bylaws were duly adopted as the bylaws of the corporation effective as of the 18th day of June, 1997.

                                  APPENDIX 5.7


            [FORM OF PROMEDCO AND HP ACQUISITION CORP. TAX REPRESENTATION
                                     LETTER]



                                                     _________ __, 1997


To the parties to the Agreement for Statutory Mergers referred to herein (other than the signatories hereto) and the Shareholders referred to in the Agreement for Statutory Mergers

Ladies and Gentlemen:

         Pursuant to an Agreement for Statutory Mergers, dated as of July 25, 1997, (the "Merger Agreement") made and entered into by and among ProMedCo Management Company, a Delaware corporation ("ProMedCo"), Health Plans, Inc., a Maine corporation ("HP"), PBMA Health Systems, Inc., a Maine corporation and HP Acquisition Corp., a Maine corporation ("Merger Sub"), each Constituent Corporation will merge with and into Merger Sub in a transaction in which each share of Common Stock of the Constituent Corporation will be converted into the right to receive the Merger Consideration (the "Mergers"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

         ProMedCo and Merger Sub represent that the following statements are true, correct, and complete:

1. The fair market value of the ProMedCo stock and cash in lieu of fractional shares of ProMedCo stock received by each Constituent Corporation shareholder will be approxi mately equal to the fair market value of the Constituent Corporation stock surrendered in exchange therefor.

2. The payment of cash to Constituent Corporation shareholders in lieu of issuing fractional shares of ProMedCo stock is solely to avoid the expense of issuing fractional shares and is not separately bargained for consideration.

3. None of the compensation, if any, received by any shareholder-employees of HP will be separate consideration for, or allocable to, any of their shares of HP stock; none of the shares of ProMedCo stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commen surate with amounts paid to third parties bargaining at arm's-length for similar services.

4. Following the Mergers, Merger Sub will hold at least 90 percent of the fair market value of the Constituent Corporations' net assets and at least 70 percent of the fair market value of the Constituent Corporations' gross assets held by the Constituent Corporations immediately prior to the Merger and received by MergerSub in the Mergers. For purposes of this representation, amounts paid by the Constituent Corporations or Merger Sub to dissenters, amounts paid by the Constituent Corporations or Merger Sub to shareholders who receive cash or other property in lieu of fractional shares of ProMedCo stock or otherwise, amounts used by the Constituent Corporations or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Constituent Corporations will be included as assets of the Constituent Corporations or Merger Sub, respectively, immediately prior to the Mergers.

5. Following the Mergers, Merger Sub will continue the Constituent Corporations' historic business or use a significant portion of the Constituent Corporations' historic business assets in a business.

6. ProMedCo and Merger Sub will pay their respective expenses, if any, incurred in connection with the Mergers.

7. There is no intercorporate indebtedness existing between ProMedCo and either Constitu ent Corporation or between Merger Sub and either Constituent Corporation that was issued, acquired, or will be settled at a discount.

8. Prior to the Mergers, ProMedCo will be in control of Merger Sub within the meaning of Section 368(c) of the Internal Revenue Code.

9. ProMedCo has no plan or intention to reacquire any of its stock issued in the transaction.

10. ProMedCo has no plan or intention to liquidate Merger Sub; to merge Merger Sub with or into another corporation (except for the Merger); to sell or otherwise dispose of the stock of Merger Sub except for transfers of stock to corporations controlled by ProMedCo; or to cause Merger Sub to sell or otherwise dispose of any of its assets or of any of the assets acquired from the Constituent Corporations, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Merger Sub.

11. ProMedCo does not own, nor has it owned during the past five years, directly or indi rectly, any shares of the stock of either of the Constituent Corporations.

12.      Neither ProMedCo nor Merger Sub is an investment  company as defined in
         Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

13.      No stock of Merger Sub will be issued in the Mergers.

14. ProMedCo has no plan or intention to cause Merger Sub to issue additional stock that would result in a ProMedCo losing control of Merger Sub within the meaning of Section 368(c) of the Internal Revenue Code.


                                         PROMEDCO MANAGEMENT COMPANY


                                      By:
                                      Name:
                                     Title:


                                          HP ACQUISITION CORP.


                                        By:
                                      Name:
                                     Title:

                                  APPENDIX 6.14

          [FORM OF CONSTITUENT CORPORATION TAX REPRESENTATION LETTER]
               [FORM OF MERGERSUB TAX REPRESENTATION LETTER WITH
              RESPECT TO PROMEDCO STOCK HELD AFTER THE HSI MERGER]

                                                     __________ __, 1997


To the parties to the Agreement for Statutory Mergers referred to herein (other than the signatory hereto) and the Shareholders referred to in the Agreement for Statutory Mergers

Ladies and Gentlemen:

         Pursuant to an Agreement for Statutory Merger, dated as of July 25, 1997, (the "Merger Agreement") made and entered into by and among ProMedCo Management Company, a Delaware corporation ("ProMedCo"), Health Plans, Inc., a Maine corporation ("HP"), PBMA Health Systems, Inc., a Maine corporation and HP Acquisition Corp., a Maine corporation ("Merger Sub"), ___ [Acronym for relevant Constituent Corporation] will merge with and into Merger Sub in a transaction in which each share of __ Common Stock will be converted into the right to receive the Merger Consideration (the "Merger"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

__ represents that the following statements are true, correct, and complete:

1. The fair market value of the ProMedCo stock and cash in lieu of fractional shares of ProMedCo stock received by each __ shareholder will be approximately equal to the fair market value of the __ stock surrendered in exchange therefor.

2. There is no plan or intention by the shareholders of __ who own one (1%) percent or more of the outstanding __ stock at any time beginning on July 25, 1997 and continuing through the date of the Merger to sell, exchange or otherwise dispose (by short sale or otherwise) of ProMedCo shares received in the Merger, and to the best of the knowledge of the management of __, there is no plan or intention on the part of the remaining shareholders of __ to sell, exchange, or otherwise dispose of a number of shares of ProMedCo stock received in the Merger that would reduce the __ shareholders' owner ship of ProMedCo stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the formerly outstanding stock of __ as of the same date. For purposes of this representation, shares of __ stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of ProMedCo stock will be treated as outstanding __ stock on the date of the Merger. Moreover, shares of __ stock and shares of ProMedCo stock held by __ shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

3. Following the Merger, Merger Sub will hold at least 90 percent of the fair market value of __'s net assets and at least 70 percent of the fair market value of __'s gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by __ or Merger Sub to dissenters, amounts paid by __ or Merger Sub to shareholders who receive cash or other property in lieu of fractional shares of ProMedCo stock or other wise, amounts used by __ or Merger Sub to pay reorganization expenses, and all redemp tions and distributions (except for regular, normal dividends) made by __ will be included as assets of __ or Merger Sub, respectively, immediately prior to the Merger.

4. ____ and the shareholders of __ will pay their respective expenses, if any, incurred in connection with the Merger.

5. There is no intercorporate indebtedness existing between ProMedCo and __ or between Merger Sub and __ that was issued, acquired, or will be settled at a discount.

6. At the time of the Merger, __ will not have outstanding any warrants, options, convert ible securities, or any other type of right pursuant to which any person could acquire stock in __ that, if exercised or converted, would affect ProMedCo's acquisition or retention of control of __, as defined in Section 368(c) of the Internal Revenue Code.

7. On the date of the Merger, the fair market value of the assets of __ will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

8. The liabilities of __ assumed by Merger Sub and the liabilities to which the transferred assets of __ are subject were incurred by __ in the ordinary course of its business.

9. __ is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

10. __ is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code.

                                                     [CONSTITUENT CORPORATION ]


                                                     By:
                                      Name:
                                     Title:

                                  APPENDIX 7.2
                         OPINION OF COUNSEL TO PROMEDCO


     The Closing opinion of Boult, Cummings, Conners & Berry, PLC, special counsel to ProMedCo and MergerSub which is called for by ss. 7.2 of the Agreement, shall be dated the Closing Date and shall be to the following effect:

             [Letterhead of Boult, Cummings, Conners & Berry, PLC]1



                                           [Closing Date]


PBMA Health Systems, Inc.
Health Plans, Inc.
[Address]

Ladies and Gentlemen:

         We have acted as counsel to HP Acquisition Corporation, a Maine corporation ("MergerSub"), and ProMedCo Management Company, a Delaware corporation ("ProMedCo") in connection with the preparation of the Agreement for Statutory Mergers dated as of July 25, 1997 (the "Acquisition Agreement") and have participated on behalf of MergerSub and ProMedCo in connection with the merger of PBMA Health Systems, Inc. ("HSI") and Health Plans, Inc. ("HP") with and into MergerSub. This Opinion Letter is provided to you at the request of ProMedCo pursuant to Section 7.2 of the Acquisition Agreement. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined as set forth in the Acquisition Agreement or the Accord (see below).

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The attorneys in this firm are licensed to practice law in the State of Tennessee and consequently the law covered by the opinions expressed herein
--------
1Draft only; subject to internal firm review.

is limited to the Federal Law of the United States, the corporate law of the States of Delaware and Maine and in reliance on public documents issued by the States of Delaware and Maine and certificates of officers of ProMedCo and MergerSub.

         We have  relied  upon  factual  representations  made by  MergerSub  in
Article 3 of the Acquisition Agreement.

         Based upon the foregoing and subject to the foregoing, we are of the opinion that:

         1.       The Agreement is enforceable against ProMedCo and MergerSub.

         2. The ProMedCo Stock has been duly authorized, validly issued and is non-assessable.

         3. Execution and delivery by ProMedCo and MergerSub of, and performance of their agreements in, the Agreement do not (i) violate the Constituent Documents, (ii) breach, or result in a default under, any existing obligation of MergerSub or ProMedCo under contracts dealing with money borrowed by either such corporation known to us, or (iii) breach or otherwise violate any existing obligation of MergerSub or ProMedCo under Court Orders identified in Article 4 of the Acquisition Agreement and the Schedules pertaining thereto.

         4. Execution and delivery by MergerSub and ProMedCo of, and performance by each such corporation of its agreements in, the Agreement do not violate applicable provisions of statutory law or regulation.

         The General Qualifications apply to the opinions set forth above.

         This Opinion Letter may be relied upon by you only in connection with the transaction and may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance, our prior written consent.

                                    Very truly yours,

                                    BOULT, CUMMINGS, CONNERS & BERRY, PLC

                                  APPENDIX 8.3
               OPINION OF COUNSEL TO THE CONSTITUENT CORPORATIONS

     The Closing opinion of Messrs. Ropes & Gray, counsel to the Constituent Corporations which is called for by ss. 8.3 of the Agreement, shall be dated the Closing Date and shall be to the effect that:

                         [FORM OF ROPES & GRAY OPINION]
                                 ______ __, 1997


ProMedCo Management Company
801 Cherry Street, Suite 1450
Fort Worth, Texas 76102

HP Acquisition Corporation
[Address]


Ladies and Gentlemen:

         This opinion is being furnished to you pursuant to Section 8.3 of the Agreement for Statutory Mergers dated as of _________ __, 1997 (the "Merger Agreement") among each of you, Health Plans, Inc., a Maine corporation (the "Company"), and PBMA Health Systems, Inc., a Maine corporation, in connection with the closing held this day under the Merger Agreement. Terms defined in the Merger Agreement and not otherwise defined herein are used herein with the meanings so defined.

         We have acted as counsel for the Company in connection with the Merger Agreement and the transactions contemplated thereby and as such are familiar with the proceedings taken by the Company in connection with the Merger Agreement. While we have examined and relied on such certificates, documents and records, and have made such examination of law, as we have deemed necessary to enable us to render the opinions expressed below, we have not for purposes of rendering such opinions undertaken a general factual or legal investigation into the business and affairs of the Company.

         We have participated in the preparation of the Merger Agreement and have examined counterparts, executed by the Company, of the Merger Agreement. We have examined and relied as to matters of fact (other than facts constituting conclusions of law) upon the representations and warranties of the Company set forth in the Merger Agreement and in certificates of the Company delivered in connection therewith and herewith. We have assumed in rendering our opinions expressed in paragraph 1 below that each of you, as the case may be, have all requisite power and authority and have taken all necessary action to execute and deliver the Merger Agreement and to effect the transactions contemplated thereby. For purposes of rendering the opinion expressed in paragraph 5 below, we have assumed your satisfaction of the statutorily prescribed conditions to merger, including without limitation approval of the merger by the Maine Bureau of Insurance.

         The opinions expressed below are limited to matters governed by the laws of The Commonwealth of Massachusetts and the federal laws of the United States. We call your attention to the fact that the Merger Agreement provides that it is to be governed by and construed in accordance with the internal laws of the State of Maine. For purposes of rendering the opinions expressed herein, we have assumed that the Merger Agreement provides that it is to be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts. We also express no opinion as to state securities or blue sky laws.

         Based on and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing under the laws of The State of Maine and is in good standing with the Office of the Secretary of State of The State of Maine. The Company has corporate powers adequate (i) to enter into, execute and deliver the Merger Agreement and to consummate the transactions contemplated thereby and (ii) to own or lease its properties and carry on its business as now conducted by it. The Company is duly qualified to do business as a foreign corporation in __________ and _________.

         2 . The Merger Agreement has been duly authorized, executed and delivered by the Company, and is (subject to the qualifications stated in the penultimate paragraph hereof) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         3. The authorized capital stock of the Company on the date hereof consists of: (i) 1,000,000 shares of Voting Common Stock, par value $.01 per share, of which __________ shares are issued and outstanding; (ii) 1,000,000 shares of Nonvoting Common Stock, par value $.01 per share, of which ____ shares are issued and outstanding; and (iii) 200,000 shares of Nonvoting Convertible Preferred Stock, par value $15.00 per share, of which as of the date hereof zero
(0) shares are issued and outstanding (collectively, the Voting Common Stock, Nonvoting Common Stock and Nonvoting Convertible Preferred Stock of the Company are referred to herein as the "Company Capital Stock"). The outstanding shares of the Company Capital Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

         4. Under existing provisions of law, no approval of, or authorization or other action by, or filing with, any federal or Maine governmental authority is required to be obtained or made by the

Company in connection with the execution, delivery or performance of the Merger Agreement, except for (a) the filing of the Articles of Merger of the Company into HP Acquisition Corporation and other appropriate merger documents, if any, as required by the laws of The State of Maine and (b) such approvals, authorizations or filings as have been obtained or made.

         5. The execution and delivery of the Merger Agreement by the Company do not, and the performance by the Company of the terms thereof applicable to it will not, result in any violation by it of, or be in conflict with, constitute a default under or result in the creation of a lien or right of termination as a result of a change of ownership or control under, any term or provision of (a) the Articles of Incorporation or the By-laws of the Company, or (b) any federal or Maine law, statute or governmental regulation (other than any federal or state securities laws).

         6. To the best of our knowledge, except as set forth on Exhibit A hereto or Exhibit __ to the Merger Agreement, after having made due inquiry of the Company but without having investigated any governmental records or court dockets other than those referred to below, there is no governmental action or proceeding and no litigation pending or threatened against the Company which seeks to prevent or enjoin performance of or places in question the validity or enforceability of the Merger Agreement.

         In connection with our opinion expressed in paragraph 6 above, we have caused the docket of the U.S. District Court for the District of Maine in ___________ and the Superior Courts for Kennebec and Cumberland Counties to be searched through _____ __, 1997 for the prior _____ year period for the filing of any action that names the Company as a defendant.

         Our opinion that the Merger Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties generally and (ii) general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law. Such opinions are also subject to the qualifications that (i) the enforceability of the provisions of the Merger Agreement providing indemnification may be affected by public policy considerations or court decisions which may limit the right of the indemnified party to obtain indemnification involving such party's fault; and (ii) we express no opinion as to the enforceability of the provisions of the Merger Agreement waiving the right to a jury trial.

         The foregoing opinion is solely for your benefit and may not be relied on by any other person.

                                                     Very truly yours,

                                  APPENDIX 8.6
                FORM OF STOCKHOLDER AND INDEMNIFICATION AGREEMENT

                           PROMEDCO MANAGEMENT COMPANY

                       STOCK AND INDEMNIFICATION AGREEMENT


         STOCK AND INDEMNIFICATION AGREEMENT (the "Agreement") is made as of this __th day of ____, 1997 between the person whose signature and name are affixed to the foot of this Agreement as "Stockholder" ("Stockholder") and ProMedCo Management Company, a Delaware corporation, ("ProMedCo").

RECITALS:

         PBMA Health Systems, Inc. ("HSI") and Health Plans, Inc. ("HP"), both Maine corporations (collectively the "Constituent Corporations") have entered into a Agreement for Statutory Merger dated as of July 25, 1997 (the "Merger Agreement") with ProMedCo and HP Acquisition Corporation, a Maine corporation ("MergerSub") which is a wholly owned subsidiary of ProMedCo. Pursuant to the Merger Agreement Stockholder, as a former shareholder of one of the Constituent Corporations, has received or will receive certain shares of ProMedCo common stock (such shares, as adjusted in accordance with the terms of the Merger Agreement, herein referred to as the "Shares"). All capitalized terms used in this Agreement not otherwise defined herein shall have the meanings as assigned to them in the Merger Agreement.

         The parties agree as follows:

                                    ARTICLE 1

               REPRESENTATIONS AND ACKNOWLEDGMENTS BY STOCKHOLDER

         1.1. Experience in Business and Financial Matters. Stockholder represents and warrants that Stockholder has such knowledge and experience in business and financial matters, or competent professional advice concerning ProMedCo, that Stockholder is capable of evaluating the merits and risks of owning the Shares.

         1.2. Information regarding ProMedCo. Stockholder acknowledges that Stockholder has had and continues to have the opportunity to obtain from ProMedCo any additional information, to the extent possessed or obtainable without unreasonable effort and expense, necessary to evaluate the merits and risks of owning the Shares and Stockholder has concluded, based on the information presented to Stockholder, including without limitation a Prospectus dated March 12, 1997 relating to ProMedCo's recent public offering of Common Stock, Stockholder's own understanding of investments of this nature and of this investment in particular, and the advice of such consultants as Stockholder has deemed appropriate, that Stockholder wishes to own the Shares.

         1.3. Unregistered Stock. Stockholder acknowledges that the Shares being acquired have not been registered under the Securities Act of 1933, or under the Blue Sky or other securities laws of certain states, and, therefore, that Stockholder must bear the economic risk of the investment for an indefinite period of time, as the Shares cannot be sold or offered for sale unless the Shares are subsequently so registered or an exemption from registration is available. Stockholder also understands that there is no market for the resale of the Shares and that there is no certainty that a market will develop.

         1.4. Securities Legend. Stockholder understands that any document evidencing the Shares will bear a restrictive legend in substantially the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT, OR SUCH STATE LAWS, OR AN OPINION OF COUNSEL IS FURNISHED TO THE COMPANY (WHICH OPINION AND COUNSEL RENDERING SAME SHALL BE REASONABLY SATISFACTORY TO THE COMPANY) TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

         Stockholder also understands that the records of ProMedCo will indicate the restrictions on transferability and sale noted above in this Section 1.4 and stop transfer instructions have been or will be placed with respect to the Shares so as to restrict the transfer thereof. Stockholder agrees not to dispose of any of the Shares unless ProMedCo receives an opinion of counsel acceptable to it that the Shares can be transferred without violation of the registration requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws or regulations, or ProMedCo receives evidence satisfactory to it that the Shares have been validly registered under the Securities Act and any applicable state securities laws. Notwithstanding the foregoing, ProMedCo shall not approve any transfer of shares that is inconsistent with the intent of the parties to qualify the transaction as a tax-free reorganization as set forth in ss. 2.1 of the Merger Agreement.

         1.5. Investment Intent. Stockholder is acquiring the Shares solely for investment for his or her own account; Stockholder has no present agreement, understanding, intent or arrangement to subdivide, sell, assign or transfer any part or all of his Shares, or any interest therein, to any other person. Stockholder has sufficient and adequate means to provide for his or her current needs and personal contingencies and has no need for liquidity with respect to an investment in ProMedCo.

         1.6. ProMedCo's Limited Operating History. Stockholder is aware of and understands that ProMedCo has been in operation for approximately one year, and has a limited financial or operating history and that the Shares are speculative investments which involve a risk of loss by him of his investment. Stockholder understands ProMedCo's future operations are subject to many significant risks.

         1.7. No Representations Regarding Future Profits. Stockholder has not relied on any representation by any person, whether such representation was made directly or indirectly, regarding the amount, percentage or type of profit or loss to be realized, if any, from an investment in the Shares. Stockholder further acknowledges that the prior experience of ProMedCo or any other person is not in any way a prediction of the results which Stockholder may obtain as a result of his investment in the Shares.

                                   ARTICLE 22

                                 INDEMNIFICATION

         2.1 Grant of Indemnity.  Subject to the  limitations  set forth in this
Section 2.1, Stockholder agrees, on a several basis, and not jointly and severally, with all other Stockholders, to indemnify, defend and hold ProMedCo and MergerSub and their Affiliates and its and their respective officers and directors, harmless from and against any claims, losses, liabilities, obligations, lawsuits, deficiencies, damages or expenses of whatever nature, whether known or unknown, accrued, absolute, contingent or otherwise (including (without limitation) interest, penalties, reasonable attorneys' fees, reasonable costs of investigation incurred by ProMedCo and MergerSub in connection with any demand, action, suit, proceeding, assessment or judgment incident to any of the foregoing) and all amounts paid in defense or settlement of the foregoing, suffered or incurred by ProMedCo or MergerSub (singularly, a "ProMedCo Loss"; collectively, "ProMedCo Losses") as a result of the occurrence of any of the following: (i) a breach of any obligation, representation, warranty, covenant or agreement made by HP in the Merger Agreement or any agreement furnished or required to be furnished pursuant to the Merger Agreement or because any representation or warranty by HP contained in the Merger Agreement, in any document furnished or required to be furnished pursuant to this Agreement by HP to ProMedCo or MergerSub or any of their representatives, or any documents furnished to ProMedCo and MergerSub in connection with the Closing hereunder, shall be false.

         2.2 Limitation on Liability. The Stockholder and the other Stockholders shall be severally (and not jointly and severally) liable under this Section 2.1 in respect of ProMedCo Losses only to the extent the aggregate of such ProMedCo Losses exceeds $250,000, in which case, such Stockholder shall be liable under this Section 2.1 for the amount of such ProMedCo Losses in excess of $250,000, allocated to such Stockholder, up to a maximum aggregate amount of 50% of the
--------
         2This Article except for Sections 2.6, 2.7 and 2.8 will be omitted from the Agreement to be signed by the former HSI shareholders.

Consideration (as defined in the Merger Agreement) allocated to such Stockholder. All payments to ProMedCo or MergerSub pursuant to this Section 2.1 in each case shall be net of (i) income tax benefits to ProMedCo or MergerSub to the extent realized by such Person in the tax year in which the ProMedCo Losses occurred, and (ii) insurance proceeds, if any when actually received by ProMedCo or MergerSub, provided, however, that ProMedCo or MergerSub shall retain the right in its sole discretion to determine whether to pursue such claims by, through or against an insurer or to bring such claims directly or indirectly against the Stockholder pursuant to this Section 2.1

         2.3      Representation, Cooperation and Settlement.

(a) ProMedCo and MergerSub shall give prompt notice to the Shareholder Representative of any claim against ProMedCo or MergerSub which might give rise to a claim based on the indemnity contained in this Article 2, stating the nature and basis of the claim and the amount thereof.

(b) In the event any claim, action, suit or proceeding is brought against ProMedCo or MergerSub with respect to which one or more Shareholders may have liability under the indemnity contained in this Article 2, ProMedCo and MergerSub shall permit the Shareholder Representative to assume the defense of any such claim or any litigation resulting from such claim, provided that ProMedCo and MergerSub shall not be required to permit the Shareholder Representative to assume the defense of any third party claim which if not first paid, discharged, or otherwise complied with would result in an interruption or cessation of the conduct of MergerSub's business or any material part thereof. Failure by the Shareholder Representative to notify ProMedCo and MergerSub of its election to defend any such claim or action by a third party within thirty (30) days after notice thereof shall have been given by ProMedCo and MergerSub, shall be deemed a waiver of any such election. If the Shareholder Representative assumes the defense of such claim or litigation resulting therefrom, the obligations of the Shareholder Representative hereunder as to such claim shall include taking all steps reasonably necessary in the defense or settlement of such claim or litigation resulting in the defense or settlement of such claim or litigation resulting therefrom, including the retention of counsel satisfactory to ProMedCo and MergerSub, and holding ProMedCo and MergerSub harmless from and against any and all damage resulting from, arising out of, or incurred with respect to any settlement approved by the Shareholder Representative or any judgment in connection with such claim or litigation resulting therefrom. The Shareholder Representative shall not, in the defense of such claim or litigation, consent to the entry of any judgment (other than a judgment of dismissal on the merits with costs) except with the written consent of ProMedCo and MergerSub nor enter into any settlement (except with the written consent of ProMedCo and MergerSub) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to ProMedCo and MergerSub a release from all liability in respect to such claim or litigation.

(c) If the Shareholder Representative shall not assume the defense of any such claim by a third party or litigation resulting therefrom, ProMedCo and MergerSub may defend against such claim or litigation in such manner as it deems appropriate. The Shareholder Representative shall, in accordance with the provisions hereof, promptly reimburse ProMedCo and MergerSub for the amount of any settlement reasonably entered into by ProMedCo and MergerSub and for all damage incurred by ProMedCo and MergerSub in connection with the defense against or settlement of such claim or litigation.

         2.4. Exclusive Remedy. This Section 2.4 shall provide ProMedCo's and MergerSub's sole and exclusive remedy against the Stockholders for any and all ProMedCo Losses sustained or incurred by ProMedCo, MergerSub and their Affiliates and its and their respective officers and directors, and their respective successors and assigns.

         2.5. Right to Tender Stock. Each Stockholder shall have the right to satisfy its obligations to pay the amount of any ProMedCo Loss by tendering to ProMedCo for cancellation such number of shares of ProMedCo common stock, based on the Deemed Value of the ProMedCo common stock (as defined below), equal to the amount of such ProMedCo Loss; provided that this right shall exist only if, after taking into account such tender of ProMedCo common stock, together with any cash payments contemporaneously made by the Stockholder, the Stockholder satisfies in full of his obligations to pay when du the amount of such ProMedCo Loss. For purposes of this Section 2.5, the Deemed Value of ProMedCo common stock shall be $8.80 per share.

         2.6. Release. The Stockholder agrees to execute at the time of execution of this Agreement a general release in the form attached hereto as Exhibit A.

         2.7. Tax Loss Indemnification. Stockholder agrees to indemnify, defend and hold ProMedCo and MergerSub and their Affiliates and all other Stockholders (the "Tax Indemnified Parties") harmless from and against any Tax or Taxes (as such terms are defined in the Merger Agreement) (including (without limitation) interest, penalties, reasonable attorneys' fees, reasonable costs of investigation incurred by the Tax indemnified Parties in connection with any demand, action, suit, proceeding, assessment or judgment incident to any Tax or Taxes) and all mounts paid in defense or settlement of the foregoing, suffered or incurred by any of the Indemnified Parties (singularly, a "Tax Loss"; collectively, "Tax Losses") as a result of the breach of any obligation, covenant or agreement made by Stockholder in the Merger Agreement or this Agreement or because any certification, representation or warranty by Stockholder contained in the Merger Agreement, this Agreement or in any certificate or other document furnished or required to be furnished by Stockholder pursuant to the Merger Agreement or this Agreement shall be false.

         2.8. Third Party Beneficiaries. The parties hereto agree that, for purposes of Section 2.7, all other Stockholders of the Constituent Corporations shall be third party beneficiaries of this Agreement.


                                    ARTICLE 3

                                     NOTICES

         All notices, demands and other communications required or permitted hereunder shall be made in writing and be deemed communicated on the date when delivered in person or when delivered, if mailed by certified mail, postage prepaid, sent to the address set forth at the foot of this Agreement or to such other address as either Stockholder or ProMedCo may designate by notice to the other.

                                    ARTICLE 4
                                  MISCELLANEOUS

         4.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein.

         4.2 Governing Law. The validity and construction of this Agreement shall be governed by the laws of the State of Delaware.

         4.3 Section Headings. The section headings are for reference only and shall not limit or control the meaning of any provision of this Agreement.

         4.4 Waiver. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

         4.5 Successors and Assigns. This Agreement shall inure to the benefit of and bind the respective successors and assigns of the parties hereto.

         4.6 Amendments. This Agreement may be amended, but only in writing, signed by the parties hereto.

         4.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

         4.8 Severability. Each section and subsection of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Agreement shall finally be determined by a competent court or tribunal to be unlawful or unenforceable, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect, and in substitution for any such provision held unlawful or unenforceable, there shall be substituted a provision of similar import reflecting the original intent of the parties hereto to the extent permissible under law.

         4.9 Termination. Except for the provisions of Section 1.4 of this Agreement, which the parties hereto agree shall survive the termination of this Agreement and for so long as the Stockholder shall own any Shares, this Agreement shall terminate upon the first to occur of (i) a successful completion of a Qualified Public Offering by ProMedCo or (ii) upon the mutual written agreement of the parties hereto.

         4.10 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof will be settled by binding arbitration in accordance with the rules of commercial arbitration of the American
Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Such arbitration shall occur within the County of Tarrant, State of Texas, unless the parties mutually agree to have such proceedings in some other locale. The arbitrator(s) may in any such proceeding award attorneys' fees and costs to the prevailing party.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ProMedCo Notice Address:                             PROMEDCO MANAGEMENT COMPANY
ProMedCo Management Company
801 Cherry Street
Suite 1450                                           By:
Fort Worth, TX 76102
Attention: Chief Executive Officer

Stockholder Address:                                 STOCKHOLDER:




                                  Printed Name

                                    EXHIBIT A

                                 GENERAL RELEASE


         KNOW ALL PERSONS BY THESE PRESENTS that, in consideration of the covenants, warranties and representations to, and of the further consideration set forth in, the Agreement for Statutory Merger dated as of July 25, 1997, by and among ProMedCo Management Company ("ProMedCo"), HP Acquisition Corp., Health Plans, Inc. and PBMA Health Systems, Inc. and the Stock and Indemnification Agreement dated as of _______ __, 1997, by and among the undersigned Stockholder and ProMedCo (collectively, the "ProMedCo Agreements"), the receipt and sufficiency of which are hereby acknowledged, the undersigned Stockholder and his or its predecessors, successors, corporate parents, subsidiaries, affiliates, present or former trustees, stockholders, directors, officers, attorneys, agents, employees, heirs, executors, administrators and assigns (hereinafter collectively referred to as the "Releasors") do hereby release and forever discharge Health Plans, Inc., PBMA Health Systems, Inc., present or former stockholders of each, and their predecessors, successors, corporate parents, subsidiaries, affiliates, present or former trustees, directors, officers, attorneys, agents and employees (hereinafter collectively referred to as the "Releasees"), and each of the aforesaid, from all claims, actions, causes of action, suits, contracts, controversies, agreements, representations, warranties and liabilities whatsoever, both in law and equity, which they now have or ever had from the beginning of time to the date of execution of this Agreement, against the Releasees, including, without limiting the generality of the foregoing, of and from any and all matters which were or could have been complained of in the lawsuit entitled PBMA Health Systems, Inc., Johan Brouwer, M.D., Onni C. Kangas, M.D., Peter Shrier, M.D., Corwin Olds, M.D. and Donald J. Weaver, M.D. v. David L. Hall, M.D., Paul Barresi, M.D., Charles Gluck, M.D., John Wickenden, M.D., Gordon Paine, M.D. and Carol Brewer, Cumberland Superior Court, Civil Action No. CV-97-271, except for such obligations and responsibilities of the Releasees as arise from the terms of the ProMedCo
Agreements. This General Release shall be governed by and construed in accordance with the laws of the State of Maine.

         IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of _____, 1997.



                                                     -------------------------
                                      Name:

         Then personally appeared before me __________________, who is known to me and who acknowledged to me that (s)he fully read and understood the foregoing General Release and that his (her) signing of the General Release is his (her) free act and deed and who in my presence signed the foregoing General Release on ________, 1997.

                                   Before me,



                                  Notary Public
                             My Commission expires:

                                  APPENDIX 8.7

        CONTINUITY OF INTEREST CERTIFICATE FOR CONSTITUENT CORPORATION
                                  SHAREHOLDERS

To the parties to the Agreement for Statutory Mergers referred to herein and the Shareholders (other than the the signatory hereto) referred to in the Agreement for Statutory Mergers

         The undersigned is aware that pursuant to an Agreement for Statutory Merger, dated as of July 25, 1997, (the "Merger Agreement") made and entered into by and among ProMedCo Management Company, a Delaware corporation ("ProMedCo"), HP Acquisition Corp., a Maine corporation ("Merger Sub"), and the Constituent Corporations, each Constituent Corporation will merge with and into Merger Sub in a transaction in which each share of Constituent Corporation Common Stock will be converted into the right to receive the HSI or HP Consideration (the "Merger"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

         The undersigned hereby represents and warrants to ProMedCo, Merger Sub and the shareholders of the Constituent Corporation in which the undersigned owns stock that:

(a) The undersigned has, and as of the Effective Time of the Merger will have, no plan or intention to sell, give, pledge, hypothecate, exchange, distribute, otherwise dispose of, or reduce the risk of ownership of or transfer (by short sale or otherwise) (collectively, a "Transfer") any of the ProMedCo stock received in the Merger. Shares of HP stock, if any, and shares of ProMedCo stock (including shares of HP stock, if any, acquired pursuant to the exercise, at or prior to the Effective Time, of options to acquire HP stock) held by HP shareholders and Transferred prior or subsequent to the Merger will be considered in making this representation.

(b) The undersigned is not aware of or participating in any plan on the part of the shareholders of the Constituent Corporation in which the undersigned holds stock to Transfer ProMedCo stock received in the Merger.

(c)  The undersigned will pay its expenses, if any, incurred in the Merger.

(d) None of the compensation, if any, received by the undersigned will be separate consideration for, or allocable to, any of its shares of Constituent Corporation stock; none of the shares of ProMedCo stock received by the undersigned will be separate consideration for, or allocable to, any employment agreement; and the compensation received by the undersigned will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

(e) The undersigned did not acquire any shares of Constituent Corporation stock in contemplation of the Merger and has no plan to acquire any additional shares of Constituent Corporation stock between the date hereof and the Effective Time.

         The undersigned understands and acknowledges that (i) ProMedCo, Merger Sub and the shareholders of the Constituent Corporations may rely on the truth and accuracy of the representations contained in this Certificate, and (ii) legal counsel to ProMedCo and HP will rely on the truth and accuracy of the representations contained in this Certificate in delivering any opinions as to certain federal income tax consequences of the Merger. If any of the representations contained herein ceases to be true at any time on or prior to the Effective Time of the Merger, the undersigned shall deliver to the Constituent Corporation in which the undersigned holds stock and to legal counsel to ProMedCo and such Constituent Corporation a written statement to that effect.


                                                     By:


                                    Address:
Date:

                                 APPENDIX 8.11A

                     FORM OF SONTHEIMER EMPLOYMENT AGREEMENT





                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, made as of August __, 1997, between ProMedCo Management Company a Delaware corporation (the "Company"), and Robert M. Sontheimer ("Executive").

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Employment. The Company hereby employs Executive, and Executive accepts employment with the Company, under the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period"). The date on which Executive ceases to be employed by the Company and/or its Subsidiaries (as defined below) or its successors or assigns is referred to herein as the "Termination Date."

     2.  Position and Duties.

(a) During the Employment Period, Executive shall perform such duties for the Company, its affiliates and its Subsidiaries as the Company may direct in its sole discretion. Executive shall serve as Senior Vice President of the Company, and President and Chief Executive Officer of Health Plans, Inc., a subsidiary of the Company. Executive will be based in Boston, Massachusetts, and travel as required to effectively manage Health Plans, Inc. in Portland, Maine, or as otherwise required in his capacity as an officer of the Company.

(b) Executive shall devote Executive's best efforts and full business time and attention (except for: (a) permitted vacation periods and reasonable periods of illness or other incapacity and (b) service on the Board of Directors of Blue Tee to the business and affairs of the Company, its affiliates and its Subsidiaries. Executive shall perform such duties and responsibilities to the best of Executive's abilities in a diligent, trustworthy, businesslike and efficient manner.

(c) For purposes of this Agreement, "Subsidiaries" shall mean any corporation of which the securities having at least 50% of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

     3.           Compensation and Benefits.

(a) For and in consideration of the termination of a certain Employment Agreement entered into between New England Affiliated Health Plans, Inc. and Executive, dated as of the 1st day of September, 1992, and as subsequently amended, Company hereby agrees to pay to Executive the sum of $560,000 in cash, payable on the Closing Date of that certain transaction entered into between the Company and Health Plans, Inc., (the "Transaction").

(b) During the Employment Period, Executive's Base Salary (the "Base Salary") shall be $240,000 per annum or such higher rate as the Compensation Committee may designate from time to time. The Base Salary shall be subject to annual increases of no less than the increase in the Consumer Price Index for all goods and services, U.S. All City Average Report, published by the United States Department of Labor for the preceding 12 months. The Base Salary shall be payable in regular install ments in accordance with the Company's general payroll practices.

(c) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

(d) In addition to the Base Salary, the Company may award a bonus to Executive following the end of each fiscal year during the Employment Period based upon the Company's achievement of operating goals during such fiscal year. The percentage and goals shall be as approved by the Compensation Committee of the Board of Directors for each such fiscal year, and will typically be structured such that a portion will be payable after the end of the fiscal year (the "Current Portion") with the remaining balance payable in equal amounts after the end of each of the following three fiscal years, provided Executive is still employed by Company on such payment dates. The Current Portion of the bonus, if any, shall be payable upon determination of the amount due, approximately 75 days after the end of the fiscal year.

(e) In addition to the Base Salary and any bonuses payable to Executive pursuant to this paragraph, during the Employment Period Executive shall be entitled to participate in all benefit plans adopted by Company for its Health Plans subsidiary including:

               (i) term life insurance, health insurance and disability
                   insurance coverage,

              (ii) annual paid  vacation in  accordance  with  Company's policies as from time to time established.

                  Such benefit plans may be modified from time to time to ensure compliance with ERISA and then existing Company policies.

     4.           Term.

(a) The Employment Period is for a term of three years ending on August __, 2000, provided that (i) the Employment Period shall terminate prior to such date upon Executive's resignation, death or permanent disability or incapacity (as determined by the Board in its good faith judgment) and (ii) the Employment Period may be terminated by the Company at any time prior to such date For Cause (as defined below) or Without Cause. The Employment Period is automatically extended for successive years unless notice to the contrary is given not later than ninety (90) days preceding the end of the final year of the contract, and all terms of this Agreement shall remain in full force and effect (unless otherwise specified herein) for any such renewal term.

(b) If the Employment Period is terminated by the Company Without Cause prior to the third anniversary of the date of this Agreement, Executive shall be entitled to receive his Base Salary, as in effect immediately prior to the Termination Date, through the third anniversary of this Agreement, or one year, whichever is greater, so long as Executive has not breached the provisions of paragraphs 5, 6 and 7 hereof. The payments described in this paragraph 4(b) shall be payable in regular installments in accordance with the Company's general payroll practice. The amounts payable pursuant to this paragraph 4(b) shall be reduced by the amount of any compensation Executive receives with respect to any other employment or consulting during the period, however, nothing contained herein shall impose on Executive an affirmative duty to seek or accept other employment Upon request from time to time, Executive shall furnish the Company with a true and complete certificate specifying any such compensation due to or received by him.

(c) If the Employment Period is terminated by the Company For Cause or is terminated as a result of Executive's resignation (except for "Good Reason" as hereinafter defined) or normal expiration of the Agreement, Executive shall be entitled to receive only his Base Salary through the Termination Date.

(d) If the Employment Period is terminated by Executive for Good Reason, the termination will be treated under this Agreement as if the Company had terminated Executive's employment Without Cause under Paragraph 4(b). The following shall constitute Good Reason for termination by the Executive:
     (i) Failure of the Company to continue the Executive in the position of Senior Vice President of the Company; (ii) material diminution in the nature or scope of the Executive's responsibilities, duties or authority unless performance related; (iii) material failure of the Company to provide the Executive compensation and benefits in accordance with the terms of paragraph 3 hereof following notice and ten business days to cure; or (iv) relocation of the Executive's principal worksite more than 25 miles from its current site, without Executive's agreement in writing.

(e) All of Executive's rights to fringe benefits and bonuses hereunder (if any) accruing after the termination of the Employment Period shall cease upon termination, provided however, if Employment Period is terminated by the Company Without Cause ((4(b) above)), term life, health and disability insurance will continue through the third anniversary of this Agreement, or one year, which ever is greater, so long as Executive has not breached the provisions of paragraphs 5, 6 and 7 hereof.

(f) Except as specifically provided otherwise in paragraph 5, for purposes of this Agreement, "Cause" shall mean (i) the commission of a felony or a crime involving moral turpitude, (ii) the commission of any act involving dishonesty, embezzlement or fraud with respect to the Company or any of its Subsidiaries, (iii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iv) failure to perform duties as reasonably directed by the Company's CEO, (v) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, (vi) Executive's violation of the non-competition provisions of Section 7, (vii) Executive's material breach of any duty owed to the Company, including without limitation the duty of loyalty, or (vii) any other material breach of this Agreement, all of the above as determined solely by the CEO of the Company. Cause shall not include acts or failure to act if Executive has exercised substantial efforts in good faith to perform the duties reasonably assigned or appropriate to his position, as determined solely by the CEO.

(g) If a "Change of Control" occurs and the Employment Period is terminated or Executive voluntarily resigns within 12 months, such termination shall constitute a termination Without Cause. For this purpose, a "Change of Control" occurs when:

                  - any "Person" or "Group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")), other than the Executive or the Founders (Richard E. Ragsdale,
                           H. Wayne Posey, E. Thomas Chaney, and Jack W. McCaslin), or an entity the majority of the voting stock of which is owned or controlled by the
                           Executive or the Founders becomes the "beneficial owner" (within the meaning of Rule 13d-3 and/or Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly 30% or more of the total voting power of the then outstanding voting stock of the Company; or

                  - the Company consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into the Company pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than a transaction between the Company and (i) an Affiliate of the Company, or (ii) any other entity owned or controlled by the Founders.

     (h) In the event the Company chooses to relocate the operations of Health Plans outside of Portland Maine, and Executive chooses to terminate his Employment Period instead of relocating with the operations of Health Plans, such termination shall constitute a termination Without Cause for purposes of determining severance arrangements under this Agreement.

     5. Liquidated Damages. The parties agree that the execution of this Employment Agreement is of substantial value to the Company, in conjunction with its consummation of the Transaction. Accordingly, Executive agrees that liquidated damages will be assessed against the Executive should Executive breach the terms and conditions of this Agreement, either by Material Default (as hereinafter defined) in execution of the duties assigned thereunder, or by the Early Termination (as hereinafter defined)of such Agreement. The amount of such liquidated damages shall be assessed as follows:

                                 Months      1-12     70.76% of Issued Shares
                                 Months     13-24     42.45% of Issued Shares
                                 Months     25-36     17.69% of Issued Shares

This amount has been determined by both parties to be fair compensation for the expenses and damages that will be suffered by the Company. Such shares will be returned by Executive to the Company within ten (10) days of the date of breach by the Executive.

Material Default, for purposes of this paragraph, shall be defined as follows:

        (i)  conviction of a felony or other crime involving moral turpitude;

       (ii) fraud, embezzlement or other dishonesty with respect to the Company or Health Plan;

      (iii) willful failure to perform or gross negligence in performance after specific notice and ten business days to cure.

Early Termination, for purposes of this paragraph, shall be defined as termination of this Agreement for any reason other than as follows:

        (i)  death

       (ii) disability as that term is defined in the Company's then current long term disability policy.

       (iii) Good Cause as defined in Paragraph 3(d) herein;

        (iv)  Change in Control as defined in Paragraph 3(g) herein.

         6. Confidential Information. The Executive acknowledges that the information, observations and data obtained by him while employed by the Company concerning the business or affairs of the Company, any of its affiliates or any Subsidiary ("Confidential Information") are the property of the Company or such affiliate or Subsidiary, as the case may be. Therefore, Executive agrees not to disclose to any unauthorized person or use for Executive's own account any Confidential Information without the prior written consent of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act in violation of this Agreement. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product or the business of the Company, any of its affiliates or any Subsidiary which Executive may then possess or have under her control.

         7. Inventions and Patents. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company and/or its Subsidiaries ("Work Product") belong to the Company or such Subsidiary. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

         8.       Non-Compete, Non-Solicitation.

(a) Executive acknowledges that in the course of his employment with the Company he will become familiar with the information concerning the Company, its affiliates, Subsidiaries and its predecessors and that his services have been and will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, during the Employment Period and for the period of two years thereafter, the Executive shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the business of the Company or its Subsidiaries as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographic area in which the Company, its affiliates or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 3% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participa tion in the business of such corporation.

(b) During the non-compete Period, executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company, any of its affiliates or any Subsidiary to leave the employ of the Company or such affiliate or Subsidiary, or in any way interfere with the relationship between the Company, any of its affiliates or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company, any of its affiliates or any Subsidiary at any time during the Employment Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company, any of its affiliates or any subsidiary to cease doing business with the Company or such affiliate or Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company, any of its affiliates or any Subsidiary.

(c)  If Executive is terminated  by the Company  Without Cause or the Company is
     liquidated,   the  Non-compete  provisions  of  this  Agreement  will  also terminate upon the Termination Date or date of liquidation.

         9. Enforcement. If, at the time of enforcement of paragraph 5, 6 or 7 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

         10. Executive Representation. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by an employment agreement, non-compete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

         11. Survival. Paragraphs 5, 6 and 7 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period, unless such termination was Without Cause, or due to a liquidation of the Company. Additionally, if this Agreement is terminated by Executive for Good Reason, Paragraphs 6 and 7 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period .

         12. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the Address indicated below:

           Notice to Executive:    _______________________________
                                           -------------------------------

          Notices to Company:      801 Cherry Street, Suite 1450
                                           Fort Worth, Texas 76102

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

         13. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         14. Complete Agreement. This Agreement, in conjunction with those other Agreements entered into between the Company and Health Plans, Inc. for purpose of transacting a statutory merger, embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may be related to the subject matter hereof in any way.

         15. Counterparts. This Agreement may be executed in separate counter-parts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         16. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. In furtherance of the foregoing, the internal law of the State of Texas shall control the interpretation and construction of this Agreement, even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

         18. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

         19. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         20. No Strict Construction; Interpretation. The language used in this agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction will be applied against any person. The term "including" as used in this Agreement is used to list items by way of example and shall not be deemed to constitute a limitation of any term or provision contained herein. As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the context so requires.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ProMedCo Management Company                      "Executive"



BY:_______________________________               ___________________________
         H. Wayne Posey                             Robert M. Sontheimer
         President and CEO

                                 APPENDIX 8.11B
                      FORM OF WAGONER EMPLOYMENT AGREEMENT

             [The Wagoner Agreement is being negotiated directly between ProMedCo and Dr. Wagoner and will be attached to the execution form of this agreement it will be based on Appendix 8.11C]

                                 APPENDIX 8.11C
                      GENERIC FORM OF EMPLOYMENT AGREEMENT




                              EMPLOYMENT AGREEMENT

         EMPLOYMENT  AGREEMENT,  made  as  of  ______,  1997,  between  ProMedCo
Management    Company   a   Delaware    corporation   (the    "Company"),    and
__________________ ("Employee").

         In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Employment. The Company hereby employs Employee, and Employee accepts employment with the Company, under the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period"). The date on which Employee ceases to be employed by the Company and/or its Subsidiaries (as defined below) or its successors or assigns is referred to herein as the "Termination Date."

         2.       Position and Duties.

         (a) During the Employment Period, Employee shall perform such duties for the Company, its affiliates and its Subsidiaries as the Company may specify in its sole discretion. Employee shall serve as _____________________ of the Company.

         (b) Employee shall devote Employee's best efforts and full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company, its affiliates and its Subsidiaries. Employee shall perform such duties and responsibilities to the best of Employee's abilities in a diligent, trustworthy, businesslike and efficient manner.

         (c) For purposes of this Agreement, "Subsidiaries" shall mean any corporation of which the securities having at least 50% of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

         3.       Compensation and Benefits.

(a) During the Employment Period, Employee's Base Salary (the "Base Salary") shall be $_______ per annum or such higher rate as the Compensation Committee may designate from time to time. The Base Salary shall be subject to annual increases of no less than the increase in the Consumer Price Index for all goods and services, U.S. All City Average Report, published by the United States Department of Labor for the preceding 12 months. The Base Salary shall be payable in regular installments in accordance with the Company's general payroll practices.

(b) The Company shall reimburse Employee for all reasonable expenses incurred by him/her in the course of performing his/her duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

(c) In addition to the Base Salary, the Company may award a bonus to Employee following the end of each fiscal year during the Employment Period based upon the Company's achievement of operating goals during such fiscal year. The percentage and goals shall be as approved by the Compensation Committee of the Board of Directors for each such fiscal year, provided Employee is still employed by Company on such payment dates. The bonus, if any, shall be payable upon determination of the amount due, approximately 75 days after the end of the fiscal year.

(d) In addition to the Base Salary and any bonuses payable to Employee pursuant to this paragraph, during the Employment Period Employee shall be entitled to participate in all benefit plans adopted by Company for all or a select group of its employees, including:

           (i) term life insurance, health insurance and disability insurance coverage,

          (ii) participation in a stock option program with grants as approved by the Option Committee from time to time, with an initial grant of _______ shares exercisable at ______, and

         (iii) annual paid vacation in accordance with Company's policies as from time to time established.

         4.       Term.

(a) The Employment Period is for a term of ___ year(s) ending on __________, ____, provided that (i) the Employment Period shall terminate prior to such date upon Employee's resignation, death or permanent disability or incapacity (as determined by the Board in its good faith judgment) and (ii) the Employment Period may be terminated by the Company at any time prior to such date For Cause (as defined below) or Without Cause. The Employment Period is automatically extended for successive years unless notice to the contrary is given not later than ninety (90) days preceding the end of the final year of the contract.

(b) If the Employment Period is terminated by the Company Without Cause prior to the second anniversary of the date of this Agreement, Employee shall be entitled to receive his/her Base Salary, as in effect immediately prior to the Termination Date, plus the average of bonuses paid during the prior three years, through the second anniversary of this Agreement, or one year, whichever is greater, so long as Employee has not breached the provisions of paragraphs 5, 6 and 7 hereof. The Base Salary and bonus payments described in this paragraph 4(b) shall be payable in regular installments in accordance with the Company's general payroll practice.

(c) If the Employment Period is terminated by the Company For Cause or is terminated as a result of Employee's resignation or normal expiration of the Agreement, Employee shall be entitled to receive only his/her Base Salary through the Termination Date. In the case of normal expiration, any earned bonus which is due will be paid.

(d) All of Employee's rights to fringe benefits and bonuses hereunder (if any) accruing after the termination of the Employment Period shall cease upon termination, provided however, if Employment Period is terminated by the Company Without Cause ((4(b) above)), term life, health and disability insurance will continue through the second anniversary of this Agreement, or one year, which ever is greater, so long as Employee has not breached the provisions of paragraphs 5, 6 and 7 hereof.

(e) For purposes of this Agreement, "Cause" shall mean (i) the commission of a felony or a crime involving moral turpitude, (ii) the commission of any act involving dishonesty, embezzlement or fraud with respect to the Company or any of its Subsidiaries, (iii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iv) failure to perform duties as reasonably directed by the Company's CEO, (v) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, (vi) Employee's violation of the non-competition provisions of Section 7, (vii) Employee's material breach of any duty owed to the Company, including without limitation the duty of loyalty, or (vii) any other material breach of this Agreement, all of the above as determined solely by the CEO of the Company. Cause shall not include acts or failure to act if Employee has exercised substantial efforts in good faith to perform the duties reasonably assigned or appropriate to his/her position, as determined solely by the CEO.

         5. Confidential Information. The Employee acknowledges that the information, observations and data obtained by him/her while employed by the Company concerning the business or affairs of the Company, any of its affiliates or any Subsidiary ("Confidential Information") are the property of the Company or such affiliate or Subsidiary, as the case may be. Therefore, Employee agrees not to disclose to any unauthorized person or use for Employee's own account any Confidential Information without the prior written consent of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee's acts or omissions to act. Employee shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product or the business of the Company, any of its affiliates or any Subsidiary which Employee may then possess or have under his/her control.

         6. Inventions and Patents. Employee agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Employee while employed by the Company and/or its Subsidiaries ("Work Product") belong to the Company or such Subsidiary. Employee will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

         7.       Non-Compete, Non-Solicitation.

(a) Employee acknowledges that in the course of his/her employment with the Company he/she will become familiar with the information concerning the Company, its affiliates, Subsidiaries and its predecessors and that his/her services have been and will be of special, unique and extraordinary value to the Company. Therefore, Employee agrees that, during the Employment Period and for the period of two years thereafter, the Employee shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the business of the Company or its Subsidiaries as such businesses exist or are in process on the date of the termination of Employee's employment, within any geographic area in which the Company, its affiliates or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit Employee from being a passive owner of not more than 3% of the outstanding stock of any class of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation.

(b) During the non-compete Period, Employee shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company, any of its affiliates or any Subsidiary to leave the employ of the Company or such affiliate or Subsidiary, or in any way interfere with the relationship between the Company, any of its affiliates or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company, any of its affiliates or any Subsidiary at any time during the Employment Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company, any of its affiliates or any subsidiary to cease doing business with the Company or such affiliate or Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company, any of its affiliates or any Subsidiary.

(c)  If Employee is  terminated  by the Company  Without Cause or the Company is
     liquidated,   the  Non-compete  provisions  of  this  Agreement  will  also terminate upon the Termination Date or date of liquidation.

         8. Enforcement. If, at the time of enforcement of paragraph 5, 6 or 7 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Employee's services are unique and because Employee has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

         9. Employee Representation. Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which he/she is bound, (ii) Employee is not a party to or bound by an employment agreement, non-compete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms.

         10. Survival. Paragraphs 5, 6 and 7 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period, unless such termination was Without Cause.

         11. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the Address indicated below:

      Notice to Employee:                _______________________________
                                         -------------------------------

      Notices to Company:                801 Cherry Street,  Suite 1450
                                         Fort Worth, Texas 76102

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

         12. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         13. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may be related to the subject matter hereof in any way.

        14. Counterparts. This Agreement may be executed in separate counter-parts, each of which is deemed to be in an original and all of which taken together constitute one and the same agreement.

         15. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Employee, the Company and their respective heirs, successors and assigns, except that Employee may not assign his/her rights or delegate his/her obligations hereunder without the prior written consent of the Company.

         16. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. In furtherance of the foregoing, the internal law of the State of Texas shall control the interpretation and construction of this Agreement, even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

         17. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

         18. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         19. No Strict Construction; Interpretation. The language used in this agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction will be applied against any person. The term "including" as used in this Agreement is used to list items by way of example and shall not be deemed to constitute a limitation of any term or provision contained herein. As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the context so requires.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ProMedCo Management Company                    "Employee"

BY:_______________________________              __________________________
         H. Wayne Posey
         President and CEO

                                SECOND AMENDMENT


                  SECOND AMENDMENT dated as of October 14, 1997 among ProMedCo Management Company, a Delaware corporation ("ProMedCo"), HP Acquisition Corp., a Maine corporation and a wholly-owned subsidiary of ProMedCo ("MergerSub"), PBMA Health Systems, Inc., a Maine corporation ("HSI") and Health Plans, Inc., a Maine corporation ("HP"; HSI and HP are collectively referred to herein as the "Constituent Corporations").


                                    RECITAL:

                  ProMedCo, MergerSub and the Constituent Corporations are parties to an Agreement for Statutory Mergers dated as of July 25, 1997 (the "Merger Agreement"). At the time they executed the Merger Agreement, the parties contemplated that the Closing of the mergers and other transactions contemplated by the Merger Agreement would be consummated on or prior to September 17, 1997. On September 16, 1997, ProMedCo, MergerSub and the Constituent Corporations entered into a First Amendment to the Merger Agreement to reflect the fact that the Closing would not occur on or prior to the originally anticipated closing date. It now appears that the Closing will be further delayed, and the parties desire to amend the Merger Agreement to reflect such later date.

                  The parties agree as follows:

                  1. Amendment of Section 2.4. In the third line of Section 2.4, "October 15, 1997" is hereby amended to read "November 15, 1997".

                  2. Amendment of Section 9.1. In clauses (b) and (c) of Section 9.1, "October 15, 1997" is hereby amended to read "November 15, 1997".

                  3. Amendment of Section 9.3. In Section 9.3, "October 15, 1997" is hereby amended to read "November 15, 1997".

                  4. All other terms and provisions of the Merger Agreement and the appendices thereto remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  PROMEDCO MANAGEMENT COMPANY



                                   By
                                   Its
                                   Name

                                                       - 2 -
                                     HP ACQUISITION CORP



                                      By
                                      Its
                                      Name


                                      HEALTH PLANS, INC.



                                      By
                                      Its
                                      Name


                                      PBMA HEALTH SYSTEMS, INC.



                                      By
                                      Its
                                      Name